Exhibit 10.33

11018201/82

SECOND OF APRIL

TWO THOUSAND AND TEN

At the Office of Maître André Pages, Notary, located at 471 avenue Philippe de Girard, Apt (Vaucluse),

Maître

A Notary and partner at ‘Dominique Perinne, Bruno de Lapasse, Harold Vachon, Christophe Brault, Notaires, associés d’une société civile professionnelle, titulaire d’un Office Notarial’, located at 4 rue de Berri, huitième arrondissement, Paris,

With the participation of Maître Pages, a Notary with an office in Apt, representing the LESSEE,

Holding a true copy of this notarised document:

PROPERTY LEASE AGREEMENT

IDENTIFICATION OF THE PARTIES

LESSOR

BETWEEN:

NATIOCREDIBAIL, a Public Limited Company managed by a Board of Directors, with capital of 32,000,000.00 euros, having a registered office at Immeuble le Métropole, 46/52 rue Arago, Puteaux (92800), and registered in the Nanterre Trade and Companies Register under SIREN (French business registration number) no. 998 630 206.

Represented by Martine Mulot, with a residence at Immeuble le Métropole, 46/52 rue Arago, Puteaux (92800), under the powers conferred to her by Thierry Galharret, CEO, with a residence at Immeuble ‘Le Métropole’, 46/52 rue Arago, Puteaux (Hauts de Seine), in accordance with the document received by Maître Harold Vachon, a Notary with an office in Paris, on 7 July 2008.

In whose power of attorney Thierry Galharret acted as CEO, in the name and on behalf of said company, a role for which he was appointed pursuant to the decision made by the Board of Directors on 27 May 2008, for the term of the Chairman, Jean Olivie, who was appointed pursuant to the decision made by the Board of Directors of said company on 17 May 2008.

Whereas:

- pursuant to the decision made by the Board of Directors on 27 September 2002 during the general meeting of said Company on 21 May 2002 and in accordance with the provisions of Law no. 2001-420 of 15 May 2001 on New Economic Regulations, the Board of Directors of said company opted for the general management of the company to be exercised by the CEO, the latter having been conferred the most extensive powers to act in the name of said Company under all circumstances.

- pursuant to the aforementioned decision of 27 May 2008, it is stated that if Mr Olivie’s power of attorney should cease, Mr Galharret shall continue as the CEO until the Board has appointed a new Chairman, unless the Board decides to immediately cease the CEO’s power of attorney or decides to continue his power of attorney.

The documents are certified as true copies of excerpts from the minutes of the decision of the general meeting of 21 May 2002, the decision of 27 September 2002, the decision of the Board of Directors of 17 May 2005 and the decision of 27 May 2008, all of which are set out above, and are appended to the aforementioned Act of 7 July 2008.

IT IS HEREBY STATED that prior to 1 January 1998 this company was subject to the articles of association of Sociétés Immobilières pour le Commerce et l’Industrie (a French association of companies that lease industrial and commercial buildings).

‘NATIOCREDIBAIL’ and its representative, hereafter referred to interchangeably as ‘NATIOCREDIBAIL’ or the ‘LESSOR’.

OF THE ONE PART

LESSEE

EUROSILICONE SAS, a simplified joint-stock company with capital of 2,000,000.00 euros, having a registered office at Zone Industrielle ‘La Peyrolière’, 84400 Apt, and registered in the Avignon Trade and Companies Register under SIREN (French business registration number) no. 247 535 296.

Represented by Barry Hatt, CEO of the company, a role for which he was appointed pursuant to a decision made by the sole partner on 10 June 2008, of which a true and certified copy is appended hereto.

Mr Hatt has full powers to carry out the purposes hereof, pursuant to a decision made by the company’s supervisory committee on 4 January 2010, of which a true and certified copy is also appended hereto. (Appendix no. 1 Powers of the LESSEE)

SAID Company and its representative are hereafter referred to interchangeably as the ‘LESSEE’.

OF THE OTHER PART

In their capacities, whereas:

OPENING STATEMENT

TRANSFER OF RISKS TO THE LESSEE

The LESSEE took the initiative of investing in the building designated hereafter, for which it outlined or accepted all of the technical properties, and for which it will become the owner if it so chooses at the end of the agreement. The LESSEE acknowledges that the role of the LESSOR is confined to ensuring the funding for the property lease of this investment, in the terms and conditions agreed hereafter.

Under these terms and conditions, and despite ownership of the building being legally transferred to the LESSOR for the duration of the funding, it seemed fair and reasonable that the LESSEE assume all of the risks and obligations, regardless of their nature and even if caused by force majeure, that are incumbent on the builder or the owner of the building in accordance with common law.

It is through this opening statement, to which reference should be made to justify the distribution of the risks, obligations and costs amongst the parties, as necessary, and to understand their joint intention, that this agreement has been entered into.

WHEREAS

I

REQUEST FOR LEASE

The LESSEE requested that the LESSOR provide it with financial support in the form of a property lease, under the framework of Articles L313-7 et seq. of the French Monetary and Financial Code, and the subsequent related texts,

- The sale deed of a building located at 245 Chemin de Dagan, Quartier la Peyroulière, Apt (Vaucluse),

- And part of the cost of the sale deed fees.

II

PURCHASING THE BUILDING

In addition, pursuant to a deed currently held by Maître André Pages, a Notary with an office in Apt, aforementioned company EUROSILICONE SAS, sold to NATIOCREDIBAIL, the properties under the lease agreement referred to hereafter, for the price of THREE HUNDRED SEVENTY FIVE THOUSAND EUROS (EUR 375,000.00) paid in cash, receipt of which is acknowledged in said deed.

A notarised copy of this deed will be published immediately before this agreement, in the 2nd land charges registry in Avignon.

III

INVESTMENT

The investment amount is valued at a pre-tax total of THREE HUNDRED EIGHTY ONE THOUSAND EUROS EXCLUDING TAX (EUR 381,000.00 EXCL. TAX), which is broken down as follows:

- Purchase price of a building	EUR 375,000.00
- Part of the pre-tax purchase costs	EUR 6,000.00*
Amounting to a pre-tax total of	EUR 381,000.00

(*) It being stated that the allowance for costs of the purchase deed currently amounts to 7,405 euros excl. tax, paid out in full by NATIOCREDIBAIL, without passing through the undersigned Notary’s accounts, and 1,405 euros repaid to date by the LESSEE to NATIOCREDIBAIL, by means of an electronic cheque.

Any charge exceeding this investment of THREE HUNDRED EIGHTY ONE THOUSAND EUROS EXCLUDING TAX (EUR 381,000.00 EXCL. TAX) on any grounds and for any reason, shall remain the responsibility of the LESSEE, who undertakes henceforth to take responsibility for the payment of this.

IV

CLASSIFIED INSTALLATIONS

FOR ENVIRONMENTAL PROTECTION (CIEPs)

Pursuant to the sale deed currently held by Maître André Pages, the following was set out:

‘CLASSIFIED INSTALLATIONS - FOR ENVIRONMENTAL PROTECTION

The undersigned notary informs the parties of the following provisions relating to Article L.514-20 of the French Environment Code:

When an installation requiring authorisation has been operated on a piece of land, the seller must inform the buyer of this in writing, in addition to the major hazards or disadvantages resulting from the operation, to the best of its knowledge.

If the seller is also the operator of the installation, it must also inform the buyer in writing if its activity required the handling or storage of chemical or radioactive substances. The sale deed attests to the seller’s compliance with this formality.

If the seller fails to comply with this, the buyer can either terminate the sale or receive a refund for part of the purchase price. It can also demand that the site be restored at the expense of the seller, if the cost of doing so is not disproportionate to the sale price.’

Furthermore, the undersigned Notary states that it is also important to address the issue of treatment of land which could be excavated. Therefore, they then become movable property, and, if they are polluted, shall be subject to waste regulations. In light of this, the movable property must be disposed of at a class 1, 2 or 3 landfill site, depending on their level of pollution (Law no. 75-633 of 15 July 1975 and Law no. 92-646 of 13 July 1992 relating to the disposal of waste).

The SELLER declares that they operate a classified installation requiring authorisation on the sites subject to this agreement.

This installation was subject to an authorisation by the Sub-prefect of Apt in accordance with Order no. 43 of 25 May 2007, authorising EUROSILICONE to operate a manufacturing facility for implants and prostheses in Apt, of which a copy is appended hereto.

In addition, the SELLER states:

- That the building is used in accordance with the requirements of the aforementioned administrative authorisation,

- That since they have started operating the installation, no significant changes have been made to the operating conditions,

- That neither the seller himself, nor any previous owner, tenant or occupier of the building subject to this agreement, has knowingly processed or stored waste or toxic substances neither above ground nor underground,

- That neither the seller himself, nor any tenant or occupier of the building has ever knowingly transported toxic waste to a location or destination for which the seller could be responsible or could incur costs for cleaning, site restoration, injury to persons, or harm to the environment,

- That, to their knowledge, no waste has been left on the land which is considered as abandoned, in the sense of the meaning outlined in Article L.541-3 of the French Environment Code,

- That the PROPERTIES SOLD are not affected by any pollution which may result from their current use,

- That the PROPERTIES SOLD do not include any transformers containing pyralene or PCBs/PCTs (namely polychlorinated biphenyls, monomethyl-tetrachloro-diphenyl methane, monomethyl-dichloro-diphenyl methane, monomethyl-dibromo-diphenyl methane or polychlorinated terphenyls),

- That regarding the PROPERTIES SOLD in question, the seller has not caused, neither on its own behalf nor on that of its successors or neighbours, any incident which represents a danger for public safety or any incident which affects the quality, conservation or flow of waters, in accordance with the provisions of Article L.211-5 of the French Environment Code, and that the seller has not received any demand from the Prefect in light of this,

- That no product, matter, substance, preparation, packaging or waste was stored in a way that breaches any regulations applicable to the PROPERTIES SOLD or was released into a body of surface water or groundwater or into a well, pool, spring, lake or pond situated near the building or into the wastewater disposal system or sewage system connected to the PROPERTIES,

- That the installation is not currently and never has been subject to an investigation, injunction, complaint or sanction in this respect. The seller is not aware of any information or circumstances that could constitute grounds for this type of claim.’

Furthermore, the LESSEE states that the business activities of the EUROSILICONE group are subject to CIEP regulations, and that in the framework of the lease agreement set out in this document, the business activities will continue on the site, in accordance with the authorisation set out above. (Appendix no. 2: Copy of CIEP authorisation to operate)

V

Taking account of the specific nature of the property lease transactions and the fact that the LESSOR’s involvement was requested by the user of a housing programme defined by the latter in order to satisfy its own needs,

Whereas:

- the LESSEE is personally responsible and shall remain personally responsible for all authorisations relating to the buildings, their development and their occupancy,

- and that all the risks relating to the nature of the purchase of said properties (even for unforeseeable circumstances or force majeure) are assumed by the LESSEE.

The LESSOR must not, under any circumstances, be deemed liable on these grounds.

VI

This deed outlines the general and special terms and conditions under which the LESSOR proposes to allow the LESSEE use of the building, and potentially the ownership if the LESSEE wishes to own the building referred to hereafter.

IN LIGHT OF THE FOREGOING, the agreements relating to the subject matter hereof have been entered into.

PLAN

The agreements are set out as follows:

TITLE I

GENERAL TERMS AND CONDITIONS OF LEASE

A - Purpose and description

B - Site Use

C - Term

D - Terms and conditions

E - Insurance

1) Buildings insurance

2) Contents insurance

3) Miscellaneous provisions

4) Claims

F - Assignment

1) By the LESSEE

2) By the LESSOR

G - Sublease, management, occupancy

H - Pledging

I - Rent and management fees

J - Indexation

K - Termination at the request of the LESSEE

L - Termination at the request of the LESSOR

M - Annual taxation on lettings payments or VAT option

N - Expropriation and requisition

TITLE II

UNILATERAL COMMITMENT TO SELL

O - Commitment to sell

P - Early exercise of purchase option

Q - Vacating the premises at the end of the lease

R - Subsequent adjustments of VAT deductions

TITLE III

SPECIAL TERMS AND CONDITIONS

TITLE IV

MISCELLANEOUS PROVISIONS

TITLE I

GENERAL TERMS AND CONDITIONS OF LEASE

A - Purpose and description:

The LESSOR leases and rents, in accordance with Articles L313-7 et seq. of the French Monetary and Financial Code, and the subsequent related texts, specifically Article 57 of the Law of 4 February 1995 relating to property lease, to the LESSEE, which is accepted by the Lessee’s representative on its behalf,

The building, for which the description is provided hereafter, under Title III ‘Special terms and conditions’.

B - Site Use

For the full term of the lease agreement, the LESSEE may not allocate the rented properties, as it undertakes herein, unless for the use indicated under Title III of this agreement.

This purpose must not be subject to any modifications unless express written consent is granted by the LESSOR. Should the LESSEE fail to comply with this rule, the LESSOR shall not be deemed liable under any circumstances, and the LESSEE shall be held solely responsible for the consequences of this.

C - Term:

This lease is agreed to and accepted for a number of full and consecutive years. The date of entry into force and the number of years are set out in Title III.

D - Terms and conditions:

Furthermore, this lease is agreed to and accepted under the following terms and conditions, in accordance with which the LESSEE undertakes to perform and fulfil the lease, namely:

1) The LESSEE will take the rented properties in the state they are in on the date when they take possession of these, which corresponds to the date of this agreement’s entry into force as set out hereafter, under title III, without being able to demand that the LESSOR carry out any changes or repairs of any kind or at any time whatsoever.

2) If both the LESSOR and the LESSEE see fit, the agreement may be drawn up jointly between the parties in the month when the latter comes into possession of a schedule of condition, the cost of which shall be borne by the LESSEE.

The LESSEE is prohibited from having any recourse against the LESSOR which results from any patent or latent defects, flaws or damage, regardless of whether or not these would prevent the use of the rented premises, and without being able to claim any reduction in rent or housing allowances.

As a result, the LESSEE undertakes to inform the LESSOR within the month of discovering of any defects or flaws that the former discovers during in the building, in order to allow the LESSOR to have any recourse that the latter deems appropriate.

Furthermore, the LESSEE shall have no recourse against the LESSOR, in the case of damage, fire or explosion, water damage, or any other circumstances which cause damage to the rented properties, or should all or part of their business operations cease due to material or non-material damage, regardless of the cause of this.

No compensation may be claimed from the LESSOR for loss of enjoyment, operating loss or direct or indirect damage of any kind.

3) For the duration of the lease, the LESSEE shall bear the costs of all repairs, maintenance or replacement works of any kind, including any fences, gates, safety curtains etc., and any flooring, tiling, metal work, plumbing, carpentry, sanitary fittings, etc. This list merely provides examples but is not exhaustive. The LESSEE shall also bear the costs of major repairs such as those set out in Article 606 of the French Civil Code, ensuring that the entire building is still in good condition and free from any damage or deterioration.

The LESSEE accepts that the LESSOR will carry out, at the expense of the LESSEE, any repairs on the rented properties that are deemed necessary due to the latter’s failure to act, without being able to claim any compensation or reduction in rent, and with the LESSEE expressly waiving the benefit of the provisions of Article 1724, second paragraph of the French Civil Code.

4) The LESSEE must obtain express consent from the LESSOR should any significant changes need to be made to the layout of the rented properties, and/or in the event that any sections need to be taken out of the walls.

In any event, the LESSEE shall be responsible for any works carried out on its behalf, and the latter shall assume all risks, costs and fees for this.

Should the works affect the structure of the building, they may be subject to supervision by the LESSOR’s, architect, for which the fees and allowances shall be borne by the LESSEE. Said architect shall be responsible, in particular, for ensuring that the works performed do not affect the appearance or solidity of the building in a negative way, and that the works do not diminish its value.

Furthermore, the LESSEE undertakes to ensure that floor loadings do not exceed the accepted weight, after this weight has been verified by an approved organisation or agency, for which the costs and fees shall be borne by the LESSEE.

5) The LESSEE shall leave any facilities, additions and embellishments in a good condition and without any damage when they leave the building, regardless of the reason for this and, in particular, when the lease reaches its term or if the lease is terminated early, unless the LESSOR demands that all or part of the premises are restored to the condition they were found in on the date when this lease came into force, taking account of the modifications which were expressly approved by the LESSOR.

Furthermore, the LESSOR reserves the right to choose between having the necessary works carried out or paying a compensation amount which is representative of the costs of these works. This compensation would constitute a preferential debt, in the same way as the rent. If restoration works are to take place, these must be carried out under the supervision of the LESSOR’s architect, at the expense of the LESSEE.

Insurance must be taken out to cover the resulting responsibilities of any works performed during the lease, regardless of the reasons for these.

6) The LESSEE must provide the LESSOR, or its representative, after advising it of this, with unrestricted access to the rented properties, so that the LESSOR can evaluate the condition of the premises whenever it considers it is necessary.

7) Taking account of the specific nature of this agreement, the LESSEE shall fulfil all of its obligations which relate to the leasing of immoveable property, which are generally incumbent on the LESSOR, in addition to bearing the cost of personal property taxes, trade taxes, including annual taxes on business premises, household waste, sewage systems, street sweeping, or any other taxes which replace these or which are added to these, ensuring that the LESSOR shall be saved and held harmless from liability in this matter.

The LESSEE shall pay the LESSOR, after having informed the latter of this, or shall reimburse the latter upon first request, for all taxes, particularly land taxes, contributions and all fees to which the rented premises or the rent itself may be subject, to ensure that, in any case, the rent stipulated hereafter will be the received amount net of any actual expenses, with the only exception being taxes likely to put a burden on rental income which is and will continue to be borne by the LESSOR.

The LESEE must repay or pay for these charges in the form of a rent supplement.

The LESSEE shall bear and furthermore shall remain solely responsible for the consequences of any errors, shortcomings or omissions in declarations which are attributable to it and which will be injurious to the LESSOR.

8) The LESSEE shall ultimately be liable for taxes and charges which put a burden on the rented premises or on the rent itself, and will have the right to object to the total sum or the principal of any taxes for which it must directly or indirectly bear the cost.

The LESSEE may only file this objection with the tax authorities or administrative bodies concerned, exclusively at its own expense, and shall assume all risks and fees for this on behalf of the LESSOR, who shall hereby delegate full powers to the LESSEE as necessary for this purpose.

Any claims or objections filed against the LESSOR by the LESSEE will be considered as ineffective, and the LESSOR shall not purport to bear the cost of any possible objections filed with these tax authorities or administrative bodies.

Notwithstanding the above, such an objection may result in the due date for these charges being postponed.

Any tax refunds or tax relief which may be granted, will be received exclusively by the LESSEE.

It is expressly agreed between the parties that the principal, interests, charges and ancillary costs of any tax adjustments relating to the building under this lease agreement, regardless of the nature of these or reason for them, shall be borne by the LESSEE without recourse against the LESSOR, upon acquisition of said building or the lease agreement itself.

9) In cases where the rented properties depend on:

- joint ownership

- size of the entire building

- a restricted area, managed primarily by a property management association,

the LESSEE undertakes to respect the provisions of the joint ownership arrangement and to reimburse the LESSOR for all the amounts it paid to the property management company, particularly for charges and works.

The LESSOR hereby grants the LESSEE full powers to represent it in general meetings.

10) The LESSEE undertakes:

- not to do anything which could affect the peace of mind or the peaceful enjoyment of other occupants of the building or neighbours, both during deliveries and the comings and goings of employed staff.

- to ensure that the rented properties are not subject to works which could affect the good condition or character of the property development.

11) The LESSEE shall be personally responsible for and shall have no recourse against the LESSOR, for servitudes of any kind which put a burden on or could put a burden on said land and buildings, unless this is justifiable, and to take advantage of affirmative easements, if these are necessary.

In the event that the property development is built on land which is situated within a restricted area, the LESSEE undertakes to respect all the regulations, regardless of the nature of these, including those borne by the owner which may result from the specifications and other documents regulating this area.

12) Inasmuch as the LESSOR opted for keep commercial accounts or is obliged to do so, the LESSEE undertakes, for the entire term of the lease, to provide the LESSOR with a certified and true copy of their balance sheets and income statements upon first request, as well as a copy of the Board of Directors’ and the Auditors’ reports from the General Meeting.

The LESSEE will inform the LESSOR of registered liens which could be brought against it, pursuant to laws and regulations, as well as any property lease transactions relating to the properties built on premises which are subject to this lease agreement.

13) The LESSEE undertakes to respect any current or future regulations relating to the occupancy, use and development of the property development and its works.

In this regard, and for the entire term of this agreement, it must comply, in particular, with:

1/ Safety regulations: The LESSEE is expressly prohibited from using the premises, unless it is able to provide the LESSOR with evidence of its compliance with the required formalities, as well as any authorisation required for protection against the risks of fire in buildings open to the public.

2/ Provisions relating to the prevention of pollution, risks and nuisances, set out in Book 5 of the French Environment Code, and more specifically those from:

•	Title I: regarding Classified Installations for the Protection of the Environment

•	Title II: regarding the Manufacturing, Importing, and Marketing of Chemical Substances

•	Title IV: regarding the Disposal and Storage of Waste

•	Title VI: regarding the Prevention of Natural Risks

•	Title VII: regarding the Prevention of Noise and Visual Pollution.

3/ Provisions relating to the prevention of termites and other wood-boring insects, and the protection of buildings against these, as a result of Law no. 99-471 of 8 June 1999 and its implementing Decree no. 2000-613 of 3 July 2000.

4/ Provisions relating to the protection against asbestos-related risks, as a result of the Decrees of 7 February 1996, 12 September 1997,13 September 2001 and 3 May 2002.

5/ Provisions relating to the surveillance and prevention of Legionnaires’ disease, as a result of Circular 2002-243 of 22 April 2002

Under all of these regulations which are currently in force and which are in force in the future, the LESSEE shall be personally responsible for and shall assume the risks and costs relating to any disturbance or inconvenience which may arise from its operations and from the breach of provisions of the aforementioned laws.

The LESSEE undertakes to:

- to pay or reimburse the LESSOR for the amounts which the latter shall be required to pay should it be deemed liable.

- to keep the LESSOR informed of any authorisations which it is granted for its operations, or any declarations it make be brought to make before any administrative authorities,

- to provide the LESSOR with all supporting evidence of said declarations and authorisations,

- and to provide the LESSOR with all the information allowing it to fulfil its reporting obligations, and, in particular, to send it a property valuation, which must be drawn up by an independent surveyor. This valuation may be subject to updates if needed before the expiration of the property lease agreement.

Furthermore, by bringing the premises up to the agreed standards:

The LESSEE must comply, in the framework of its operations and its management of the rented building, with the requirements set out by national, European and even international standards, particularly regarding health and safety.

It must ensure that any facilities located in the building meet these standards, whether these facilities are intended for movable or immovable property.

It shall not demand that the LESSOR make any modifications or carry out any works in order to bring the building or facilities within said building under this agreement up to standard, even if bringing it up to standard results from a legal or regulatory requirement.

In particular, and with respect to the provisions of the aforementioned Law of 8 June 1999, the LESSEE must, at its own expense, take all the necessary steps to exterminate any pests or rodents as soon as these are sighted.

For this purpose, and as soon as it is aware that termites or any other wood-boring insects are present in the rented building, regardless of whether the works have been completed or not, the LESSEE must declare this at the Mairie (the Town Hall), in respect of the provisions resulting from the aforementioned Decree. Furthermore, it must inform the LESSOR of the steps taken.

Similarly, and in the event that the building subject to this lease agreement is located within the boundary of a contaminated area marked out by the competent authority, the LESSEE must find out whether termites are present in the building or not, and if they are, must carry out the necessary prevention or extermination operations, within six months of this boundary being marked out.

The LESSEE must provide the LESSOR with proof of this by sending the latter a survey report on the findings, issued by an approved body, or a certificate issued by an approved company which has carried out the prevention or extermination operations, if these were necessary.

All of this must be carried out in respect of Article R. 133-2 of the French Building and Housing Code, under penalty of the sanctions set out in Article R. 133-2 of this Code.

The LESSEE must bear, at its own expense and without recourse against the LESSOR, the cost of the works which must be carried out in order to satisfy the legal or regulatory provisions.

Furthermore, in terms of responsibilities which may arise due to the structure of the rented building and the use of this:

The LESSEE, who has the use, direction and control of the rented building is, consequently, deemed the custodian of this building for which it is solely responsible. It is responsible for ensuring this in its entirety and shall have no recourse against the LESSOR, regardless of the nature of the recourse and the reasons for it.

In terms of any damage to either the LESSEE or to third parties, due to the structure of the rented building (and particularly the type of flooring), which it is worth noting was chosen by the LESSEE, the latter shall be fully responsible for this, and it shall have no recourse against the LESSOR for any reason whatsoever.

Lastly, and taking account of the works carried out on the premises, which may lead to pollution, particularly in the soil and sub-soil, the following is agreed by way of an essential and decisive condition of engagement by the LESSOR, which is expressly accepted by the LESSEE :

The LESSEE must, in strict compliance with applicable legislation which is currently in force and any legislation which may be in force in future on the type of works carried out, ensure the disposal and recovery of waste and materials, in a way that avoids any harmful effects.

The LESSEE will be considered as responsible for this waste, and waives all rights of recourse against the LESSOR in this regard, undertaking to exonerate the latter, so that it shall not be involved in the event that the building is sold.

Expenditure incurred under the application of any Laws and Regulations and under the LESSEE’s general business operations, shall be borne by the LESSEE or its successors.

In the event that the lease is terminated or if the purchase option is not exercised by the LESSEE at the end of the agreement, regardless of the reason for this, the latter will, if the operations performed on the building are deemed to have generated pollution, have an environmental audit conducted in order to identify the condition of the soil, the costs for which shall be borne exclusively by the LESSEE.

Furthermore, the LESSEE must:

- give proof of having made the declarations required by the regulations in force at the time on the cessation of business operations on the site in question,

- carry out all the preventive and site restoration measures which may be required by the administrative authorities or the approved body which conducted the audit, and by the regulations in force,

- obtain any certificates or supporting documents from the local authorities which give evidence of its compliance with all the formalities relating to the cessation of business operations, required by the regulations in force.

The same applies in the event that the LESSEE has not exercised the purchase option or has not requested the operating lease within the agreed deadlines.

Any costs and fees that the LESSOR may be led to incur under what has been agreed in this Article, such as by respecting the conditions set out above, as well as any deposit which the LESSOR may be subject to, will constitute a final charge to be paid by the LESSEE.

The LESSEE must cover the LESSOR for all responsibility due to damage caused to others.

Furthermore, the LESSEE shall not, for any reason whatsoever, cite difficulties which it could encounter in the context of fulfilling its obligations and respecting the aforementioned provisions, in order to evade charges, particularly financial charges, under this agreement, or in order to claim compensation from the LESSOR or to reduce the obligations which are incumbent on it.

14) In the event that the building under this agreement has been built on land which the LESSOR is renting under a building lease or a long-term lease, or if the latter is still authorised by the land owner, in any form whatsoever, to use the land as it pleases, then the rentals or compensation paid to the land owner will be billed back from the LESSOR to the LESSEE in addition to the terms of the lease set out hereafter.

Furthermore, the LESSEE undertakes to comply with the terms and conditions under which the LESSOR can have land at its disposal.

E - Insurance:

In the joint intention of the parties, the rented buildings must be maintained in their full entirety, for the entire duration of the lease.

For this purpose, the insurance policies which have been taken out, or which may be taken out in future, must cover the reconstruction of these buildings in their entirety, should this is needed, as well as the resulting damages of a claim, whoever it may be directed against, including third parties.

In the event of underinsurance, the financial consequences of a claim, after being settled by the Insurance Companies, will fall to the LESSEE, who undertakes to pay this.

1) Buildings insurance:

a/ The LESSEE has taken out cover, both for itself and the LESSOR, through the LESSOR’s insurance consultant:

A.O.N.

Défense Ouest - 420 rue d’Estienne d’Orves

92700 COLOMBES

- The financial consequences of civil liability, which the LESSEE or the LESSOR may incur, regardless of the grounds for this or the reason behind it.

- Up to the full reinstatement value of the immovable property and all the renovations and installations of an immovable nature, made available to it.

For this purpose, the following insurance policy was taken out, drafted as an ‘All Risks’ policy, namely covering the following risks:

- fire, smoke,

- lightening, any explosions,

- electrical damage,

- storms, hurricanes, cyclones, waterspouts, tornadoes, hail on roofing,

- strikes, riots, people’s movements,

- car crash,

- aeroplane crash or falling spacecraft,

- water damage,

- broken glass.

This insurance also includes cover for the following:

- Surveyors fees,

- Consequential losses,

- Excavation costs,

- Loss of rentals (24 months) or pre-lease fees and/or loss of enjoyment,

- Civil liability of the owner of the building,

- Claims by neighbours or third parties.

And includes a ‘waiver of recourse’ clause against the LESSOR.

b) For the aforementioned purpose, the LESSOR’s insurance consultant contacted the LESSEE before this date, and the latter undertook willingly to provide all the information needed to draw up this policy, as well as all the documents for reducing operational risks.

The LESSEE undertakes to assume all the obligations generally incumbent on the policy holder.

A copy of this policy will be sent to the LESSEE.

Furthermore, the LESSEE undertakes to allow the LESSOR’s Insurance Consultant to conduct an audit, at any time, of the risks required to draw up and follow-up this policy.

c) The LESSEE shall not avail itself of inadequate insurance cover for risks, as a result of an exclusion of liability or an unsecured policy, for not fulfilling its obligations under the lease agreement.

If the LESSEE deems that the aforementioned cover is insufficient, it can take out any insurance policies it deems necessary, to complete or supplement the cover taken out by the LESSOR.

In such a case, the LESSOR will appoint its Insurance Consultant to assess these supplemental insurance policies.

Furthermore, the LESSEE has already authorised the LESSOR, for the entire duration of the lease, to conduct an audit, at any time, of the risks required to draw up and follow-up these policies.

2) Contents insurance:

a) Furthermore, if necessary, the LESSEE must cover both parties for renovations and installations which are treated as moveable goods or property which become immovable by its purpose or use, as well as personal and movable property, goods, facilities and, in general, all the properties belonging to it or developed at its own expense, and the responsibilities resulting from the LESSEE’s possession of said properties and its acting as occupant and owner.

This agreement must cover the following risks in particular:

- fire, including fire caused by malice, lightening, explosion, at replacement value or at reinstatement value depending on the case (movable or immovable property),

- aeroplane crash or falling spacecraft,

- storms, hurricanes, cyclones,

- strikes, riots or people’s movements,

- water damage,

- theft,

- civil liability,

- claims by neighbours or third parties,

For these risks, the LESSEE waives all rights of recourse against the LESSOR and its insurers, and shall ensure that its insurance policy includes the same clause.

b) An insurance policy which covers operating loss must also be taken out by the LESSEE of the premises, who waives its rights of recourse against the LESSOR and its insurers on these grounds, should all or part of their business operations cease due to material or non-material damage, regardless of the cause of this. The LESSEE passes this waiver of recourse on to its insurer, and henceforth consents for the insurance company to assign the rentals included in the general expenses covered, to the LESSOR.

c) Furthermore, the LESSEE undertakes to take out Civil Liability insurance for itself and for the LESSOR, covering all environmental risks associated with its operations.

3) Miscellaneous provisions:

a) The LESSEE undertakes to pay for the annual insurance premiums and to provide proof of doing so, upon the LESSOR’s first request, and to take out these policies for both itself and the LESSOR, with the latter hereby appointing the LESSEE for this purpose, under the terms and conditions of Article 1984 of the French Civil Code, which is accepted by the LESSEE.

These provisions will lead to the LESSEE’s obligations to:

- clearly highlight the LESSOR’s capacity, in the policy, recognised by the LESSEE as the full and direct beneficiary of compensation relating to buildings insurance taken out on the property,

- send the interested companies a true copy of provisions 1) and 2) of Title I, E - Insurance, as well as the miscellaneous provisions herein, so that they are aware of these,

- to take all the necessary measures with said companies in order for the LESSOR to inform them, immediately and directly, of any partial or non-payment of the premiums in the month when these are due to expire and before they take effect, or any suspension, cancellation or reduction in the insurance policies in question, regardless of the reasons for this, without prior written consent being required from the LESSOR. These provisions constitute an essential and decisive condition, without which this agreement would not have been entered into. Consequently, the LESSOR may, if appropriate, exercise the termination clause at its request, as outlined below, in the event of a serious breach of the agreement, which could affect the duration or the validity of the policies,

- to send the LESSOR , accordingly and at its first request, a certificate issued by said companies detailing the risks and responsibilities covered, as well as the corresponding amounts,

b) Furthermore, the LESSEE shall be personally responsible for any damage caused to the renovations it plans to carry out on the rented premises, as well as those caused to movable property, facilities, goods, and any products which it is in possession of, regardless of the reason for the damage.

c) The LESSEE must be in a position to provide proof, at the LESSOR’s first request, of a ‘Fire management and prevention’ policy, issued by a body approved by the plenary meeting of fire insurance companies in France, whose policies cover, at a minimum, the obligations arising from all legal or regulatory provisions in this agreement or which will be implemented in future, relating to the nature of the building and their use.

d) As regards the works carried out during the lease, the LESSEE must insure the additional works, both in reference to legal provisions and to the terms and conditions of this agreement, and both during the execution of these works and after they have been completed (Insurance for damage to the works, fire, civil liability, etc.)

e) In the event that the premises to be insured are jointly owned, consideration shall be given to insurance for fire and other risks, taken out by the property management company, in the conditions set out the joint ownership arrangement.

The supplemental insurance policies to be taken out by the LESSEE must, on the one hand, cover the works, renovations and installations carried out by the latter and that, as a result, a group insurance policy taken out by the property management company cannot be extended, and on the other hand, the supplemental policies must complement this group policy in such a way that all the risks and responsibilities are insured in kind and in payment, as stipulated in paragraphs 1) and 2) above.

The premiums for policies taken out by joint owners will be included in the charges for which the payment details are outlined in Article D - 8). It being stated that for this purpose, the LESSOR instructs the LESSEE, who accepts, to pay the premiums directly to the property management company.

4) Claims

a) The LESSOR must declare any claims to AON, the LESSOR’s Insurance Consultant, in the manner set out in the insurance policy, even if this claim does not result in any obvious harmful effects.

A true and certified copy will be sent to the LESSOR by registered mail, the same day that the claim is declared.

b) In the event that a fire, explosion, or any kind of damage, regardless of the origin of this, causes all or part of the rented premises to be destroyed, or rendered unusable, this agreement, notwithstanding the provisions of Article 1772 of the French Civil Code, will not be terminated and will continue to have the same effects.

Consequently, the LESSOR undertakes to authorise the LESSEE to proceed with the reconstruction works on all of the damaged property, with the LESSOR reserving the right to have its architect inspect the execution of these works at any time.

The compensation will be paid to the LESSOR, who will allocate payment for the restoration works, with the LESSOR only being liable to pay the equivalent amount of compensation, excluding taxes received.

All the amounts paid by the LESSOR as VAT will entitle the latter to interest paid by the LESSEE under the terms and conditions outlined hereafter, under Title III - ‘Special terms and conditions’.

In the case of inadequate insurance cover, for any reason whatsoever, the LESSEE shall be obliged to round off any additional expenditure.

The LESSEE must carry out these reconstruction works on an area which is developed to an equivalent level, on behalf of the LESSOR, whilst respecting the town planning regulations in force and using materials of the same quality.

Reconstruction must commence within twelve months following the claim, and absolutely must be completed within twenty four months from the date of the claim, unless both parties state that this is impossible.

c) The LESSOR will determine, in agreement with the LESSEE, the methods according to which the former will pay the architects and contractors directly for the amount invoiced, using the funds received from the Insurance Company.

d) Before commencing the works, the LESSEE must provide the LESSOR with proof of the supplemental payment methods, either by showing the LESSEE that it has sufficient shareholders’ equity in its account, or by obtaining an supplemental loan, or by producing an amendment to this agreement, for the purpose of responding to the architects’ and contractors’ capital calls for the amounts that are not covered by the insurance companies, unless the undersigned parties agree to this.

e) If the LESSEE fails to supplement the compensation or fails to provide proof of the aforementioned supplemental payment methods before commencing the works, the lease will be terminated ipso jure if the LESSOR sees fit.

This termination will lead to the loss of benefit from the commitment to sell, as well as the LESSEE’s responsibility to pay for compensation, for which the amount is fixed under Title III - ‘SPECIAL TERMS AND CONDITIONS’.

However, in order for the LESSEE to protect itself from the consequences of the lease being terminated, as referred to above, the latter may, if it so wishes, avail itself of the early exercise of purchase option clause (Title II - P), regardless of the date of the claim, provided that the LESSOR is informed of this by registered letter with acknowledgement of receipt.

Redemption will take place within three months, and the LESSEE must pay the redemption price, set out under Title III - ‘Special terms and conditions’, by the end of the year.

In this second case, the compensation received by the LESSOR will be charged accordingly against all the amounts owed by the LESSEE, after deducting any amounts owed to the Tax Authority as payment for the compensation, with the surplus of this compensation being returned to the LESSEE.

f) The LESSEE will continue to pay its rent at regular intervals, notwithstanding the claim and for the duration of the reconstruction works on the partially or completely destroyed premises, including principal and ancillary costs, if these are applicable.

Any compensation paid to the LESSOR for ‘loss of rent’ insurance and/or loss of enjoyment, will be charged on the rent due.

g) In the event that the LESSEE encounters a difficulty making it impossible to carry out the reconstruction works, through no fault of his own, and even in the event that it is only possible to carry out part of the reconstruction works, the LESSEE can either:

- Request for the lease to be terminated, in which case the LESSEE must pay the LESSOR the compensation as set out in Title III - ‘Special terms and conditions’.

Termination requested in this way will imply ipso jure the loss of benefit from the commitment to sell.

- Or acquire the rented properties in the framework of the commitment to sell, in exchange for full payment of the price set out in Title III - ‘Special terms and conditions’.

In this case, the compensation received by the LESSOR will be charged accordingly, after deducting any amounts owed to the Tax Authority, on the amounts owed by the LESSEE.

If the compensation mentioned above comes to more than these amounts, the surplus will be paid to the LESSEE.

h) The compensation amount which may be due by the Insurance Companies, due to partial or total damage caused to the rented premises, will be established by the LESSOR in the presence of the LESSEE.

The offers made by the Insurance Companies can only be accepted by the LESSOR with the LESSEE’s approval, but the latter cannot change their response after a month of the LESSOR notifying it of its intention to accept the offers put forward. The LESSOR shall notify the LESSEE by registered letter with acknowledgement of receipt.

In the event that the LESSEE does not agree with the compensation amount offered by the Insurance Companies, the LESSOR authorises the LESSEE to object to the compensation amount on behalf of the LESSOR, at its own risk and expense, to have any valuations carried out and to bring any action which it sees fit, provided that it calls upon the LESSOR for the discussion and for the proceedings.

For the duration of the objection, the LESSEE will continue to pay the rentals due for the period in question. Furthermore, it will bear and pay any costs, charges and fees directly, that may be due.

In the event that the LESSEE’s objection results in delaying the start date of the reconstruction works, the time limits established in Article E, 4), b) will only start on the date when the Insurance Companies have given their consent for the works to commence.

In the event that the LESSEE’s objection to the offer, which the LESSOR was prepared to accept, leads to a compensation amount being fixed that is lower than that accepted by the LESSOR, for any reason whatsoever, the LESSEE undertakes to pay the LESSOR the difference between the final compensation amount and the offer which the LESSOR was prepared to accept.

F - Assignment:

1) By the LESSEE:

The LESSEE cannot assign all or part of its rights under this lease, unless these rights are being sold to the purchaser of its business, without the LESSOR’s express written consent, under penalty of nullity of the authorised assignment in disregard of this clause, and even the termination of this lease, if the LESSOR sees fit.

Any assignment of this lease will imply, ipso jure and mandatorily, the assignment of benefit from the commitment to sell agreed hereafter.

Furthermore, the assigning party, (the LESSEE) and its assignee, shall be held jointly and severally liable, for all the obligations for which they are responsible under this agreement and, in particular, for paying the rentals by their due date and for executing the clauses under this lease.

Consequently, any successive lessees, even if these have assigned their right to this lease and no longer occupy the rented properties, shall, between them, be held jointly and severally liable to the LESSOR for paying the rentals and fees, and for executing all the clauses and conditions of the lease, so that the LESSOR may bring an action against all of the successive tenants, or against any one of them, held jointly and severally liable for everything, without these successive tenants being able to object to the benefits of division and discussion.

The preceding stipulations apply to all cases of assignment, regardless of its form, whether this is an assignment of the right to the lease to any company, regardless of its form, or capital invested a new or pre-existing company.

The assignment or capital invested in a company must be made in the presence of the LESSOR , or the latter must be duly summoned by registered letter with acknowledgement of receipt, sent to its registered office at least eight days in advance.

The assignment or capital invested will be declared by notarial deed, of which an execution copy will be sent to the LESSOR, free of charge.

2) By the LESSOR:

In accordance with Article L 313-7 et seq. of the French Monetary and Financial Code, the LESSOR undertakes, for the duration of the lease, to instruct its purchaser, assignee or successor, to execute all the clauses and the terms and conditions under this lease agreement, in the event that the properties under this lease are sold or assigned.

The LESSEE will be notified of said assignment by letter.

G - Sublease:

The LESSEE has the right to sublease all or part of the premises, subject to this agreement, under the following conditions, for which it cannot exempt itself from, otherwise the lease will be terminated:

1) Authorisation to sublease all or part of the premises can only be granted by the LESSEE with prior written consent from the LESSOR.

2) If the authorisation to sublease is granted, the LESSEE shall be required to respect the following conditions:

- the subleases which have been authorised must not, under any circumstances, expire after the lease agreement,

- all the renovation or restoration works resulting from the subleases will remain at the exclusive expense of the LESSEE, as well as compensation of any kind which may be claimed by the sublessees, regardless of the reason for this,

- termination of the lease agreement, regardless of the reason for this, will imply ipso jure the termination of any subleases that have been authorised,

- in the event of failure to pay the amounts due under the lease agreement, the LESSEE has already authorised the LESSOR to directly receive any amount due from its sublessees.

3) The clause below must be reproduced in full in any sublease agreement authorised by the LESSEE:

“The right to enjoyment of the rented properties entitles the lessor to the lease agreement which was authorised by the leasing company, expiring on the                     , which the sublessee acknowledges it has understood, and undertakes to respect the terms and conditions therein.

Prior to this sublease, the sublessee expressly acknowledges having been informed that the sublease which has been authorised is dependent on the lease agreement which is held by the lessor,

As a result, in the absence of a sale option being exercised by the lessor, the sublease will expire irrevocably at the term of the lease agreement, or at its termination, regardless of the reason for this.

In the case of expiration of the lease agreement, where the lessor has not exercised the sale option, or in the case of early termination of the lease agreement, regardless of the reason for this, the sublessee shall vacate the rented premises immediately, without having the right to object to this duty, on the grounds of this agreement, with the leasing Company which owns the property.

The lessor and the sublessee pledge to pay the leasing company the debt from the subleases resulting from this agreement.

Upon first request from the leasing company, the sublessee shall be required to pay the former any amounts it owes to the lessor.”

H - Pledging

The LESSEE can only pledge the business used in the building under this agreement once they have informed the LESSOR of this by registered letter with acknowledgement of receipt and once they have received its written consent to do so.

In the event that a pledge is authorised in disregard of this clause, or a pledge is registered by a third party, recognised as valid by judicial decision that has acquired the force of res judicata, and has not been lifted by enforcement of the decision, the LESSOR can terminate the agreement, if it sees fit: the conditions of this termination will then be those outlined in Article L - Termination at the request of the LESSOR.

I - Rent and management fees

A/ Rent:

This lease agreement is authorised and accepted in exchange for the payment of rent (excluding tax) by the due dates and in accordance with the payment methods below. The rental before indexation and the payment terms are stipulated under Title III.

Value Added Tax (VAT), tax on rental income (Contribution sur Revenus Locatifs) or any taxes or duties which may replace or supplement this tax in future, will be added to this rental.

All amounts owed to the LESSOR by the LESSEE for any rent, charges and taxes whatsoever, will be paid by direct debit.

The successive payments must be made by the monthly deadlines, outlined under Special Terms and Conditions, starting from the due date for the first payment.

In the event that the LESSEE does not pay a term’s rent, or does not pay the charges or any other amounts due under this agreement, within fifteen days of the invoice or proof of expenditure being sent, these amounts shall be due, under the penalty clause, without prior formal notice being required, with interest being accrued on the outstanding amounts from the due date, calculated at the fixed rate outlined under Special Terms and Conditions, independently of the LESSOR’s request to exercise the termination clause, outlined under Article L.

B/ Management fees:

The LESSOR will invoice the LESSEE for the cost of all services performed to the LESSEE, with the exception of those associated with normal rent management.

The cost of these services will be invoiced in accordance with the rate in force on the day these are performed, in order to ensure that the LESSOR receives fair payment for its involvement.

The LESSEE shall be informed of the fees currently in force for these services at its first request.

J - Indexation:

Not applicable.

K - Termination at the request of the LESSEE:

1) The LESSEE can only request the termination of this agreement from the date stipulated under Title III, and provided that it informs the LESSOR of this at least three months in advance, by registered letter with acknowledgement of receipt.

However, regardless of the date of the claim or expropriation, the LESSEE can avail itself of this termination clause under the condition that it informs the LESSOR by registered letter with acknowledgement of receipt.

This termination can only take effect on a due date corresponding to a term’s rent.

2) The LESSEE shall pay the fixed compensation amount, whose total is agreed and outlined under Title III - ‘Special Terms and Conditions’, eight days before the termination date as chosen by the latter.

3) It is expressly stipulated that, in all cases, termination of the agreement is conditional upon the complete fulfilment of each and every one of the clauses, charges and conditions set out under Title I of this agreement.

If the LESSEE is subject to CIEP regulations, it must, specifically, provide the LESSOR with proof that it has taken the necessary steps with the DRIRE (French Regional Directorate for Industry, Research and Environment), under the declaration of cessation of business operations.

Furthermore, it must send the LESSOR its environmental audit report.

In the event of pollution, it must take the necessary steps to eliminate this, at its own expense, and to provide the LESSOR with proof of doing so.

4) Termination of the lease will lead ipso jure to the loss of benefit from the commitment to sell.

5) The LESSEE shall vacate the premises by the date when the lease termination comes into effect.

In the event that the premises are not vacated by this date, the LESSEE must pay the LESSOR a monthly and indivisible precarious occupancy fee, which is equal to three times the monthly rental which is currently in force, to which the charges and taxes relating to use of the building will be added.

This fee should not be confused with that outlined in Article K, 2) above.

L - Termination at the request of the LESSOR:

If the LESSEE fails to pay just one term’s rent by the due date or fails to execute any one of the clauses under this agreement, and after a formal notice to pay is sent by extrajudicial document and remains unanswered after fifteen days, expressing the LESSOR’s will to avail itself of this clause, the lease will be terminated immediately without any legal formality being required, and notwithstanding any subsequent offers or payments.

The termination of this agreement will lead ipso jure to the loss of benefit from the commitment to sell, and the payment of damages, for which a fixed sum is agreed, which is equal to that which is outlined under Title III - ‘Special Terms and Conditions’.

The LESSEE and/or any occupant in question must vacate the premises by the date when the lease termination enters into force. If the LESSEE refuses to vacate the premises, it may be forced to do so by simple interim order. In this case, the LESSEE and/or any occupant in question must pay an occupancy fee, which will be calculated in accordance with the provisions of Article K 5), until the premises have been vacated.

In the event that a court-appointed receivership is brought against the LESSEE, the LESSOR can send the court-appointed receiver, pursuant to Article L621-28 of the French Commercial Code, or even the debtor, pursuant to Article L621-137 of said Code, a formal notice to indicate whether or not it will continue the agreement.

If the LESSEE fails to respond to this notice by the deadline stipulated under Article L621-28 of the French Commercial Code (currently set at one month) or in the event that the LESSOR expressly waives the continuation of the Lease Agreement, it will be terminated ipso jure, and will have all the consequences set out above.

In the event that the LESSOR requests the judicial termination of this agreement, the latter is henceforth exempt from having all procedural documents published in the competent Land Charges Registry, pursuant to the Decree of 4 January 1955.

The preceding provisions constitute an essential and decisive condition of this lease, without which it would not have been entered into.

M- Tax on rental income (Contribution sur Revenus Locatifs) or VAT option

The Special Terms and Conditions stipulate whether or not the LESSOR has opted to apply VAT on the rental income for these premises.

If there is no VAT option, the rent and rent supplements will be subject to tax on rental income (Contribution sur Revenus Locatifs) from the date when the building is completed and for fifteen years after this.

If VAT is applied, the LESSEE will continue to pay the LESSOR interest calculated in accordance with the methods outlined under Title III - ‘Special Terms and Conditions’, in addition to its rent.

N - Expropriation and requisition:

Until the execution date of the order stipulating the transfer of ownership of all the properties to the expropriating body, the scheduled rental payments will continue to be due, regardless of the LESSEE’s occupancy methods of the expropriated premises.

It is hereby agreed that discussions with the expropriating authority, in relation to establishing the compensation amount for expropriation, will be led jointly by the LESSEE and the LESSOR.

The offers made by the expropriating authority for the buildings, can only be accepted by the LESSOR with the LESSEE’s approval, but the latter cannot change their response after a month of the LESSOR notifying it of its intention to accept the offers put forward.

The LESSOR shall notify the LESSEE by registered letter with acknowledgement of receipt.

In the event that the LESSEE does not agree with the compensation amount offered by the expropriating authority, the LESSOR authorises the LESSEE to object to the compensation amount on behalf of the LESSOR, at its own risk and expense, to have any valuations carried out and to bring any action which it sees fit, provided that it calls upon the LESSOR for the proceedings.

For the duration of the objection, the LESSEE shall bear and pay any costs, charges and fees directly, that may be due.

1) Full expropriation:

The lease will be terminated ipso jure from the execution date of the aforementioned order, without compensation due to the LESSEE at the expense of the LESSOR.

In this case, the LESSEE must pay the LESSOR compensation equal to the amount set out under Title III - ‘Special Terms and Conditions’. The sums paid to the LESSOR for expropriation will be charged against the compensation amount for termination, after deducting any taxes which may be due by the LESSOR as payment of compensation for expropriation, with any surplus being paid to the LESSEE by the LESSOR.

2) Partial expropriation:

If the building is only partially expropriated, the lease shall continue on the part which has not been expropriated. A reduction in rent may therefore be agreed to between the parties, which would take account of the possibility of the LESSEE continuing to use this non-expropriated part, and compensation amounts received by both parties, among other things.

If the part of the building which has not been expropriated is not sufficient enough to allow the use of the rented immovable property, the LESSEE will have the right to request the following from the LESSOR, provided that it sends its request by registered letter with acknowledgement of receipt, three months in advance:

- either the termination of this agreement under the terms and conditions outlined in Article K - Termination at the request of the LESSEE -, excluding the condition regarding the due date,

In this case, the compensation for expropriation received by the LESSOR will be charged against the amounts owed by the LESSEE, after deducting any amounts which may be owed to the Tax Authority,

If the compensation mentioned above comes to more than these amounts, the surplus will remain the property of the LESSOR.

If the compensation for expropriation comes to less than the compensation for termination due by the LESSEE, the latter shall pay the difference between these compensation amounts to the LESSOR.

- or the redemption of the remaining part of the building in exchange for payment of the full price stipulated under Title III - ‘Special Terms and Conditions’, under the same conditions as those set out above in Article N - 1) relating to full expropriation.

3) Requisition of the building:

The lease will continue to take its full and complete effect, and the rent will continue to be payable, without any reduction thereof. Compensation for requisition or for temporary or partial occupancy to be paid, will be returned to the LESSEE in full, who will then assign this to the LESSOR , once it has been notified of this by the requesting authority, so that compensation can be charged against the rentals payable.

TITLE II

UNILATERAL COMMITMENT TO SELL

O - Commitment to sell:

The LESSOR promises the LESSEE that it will sell the latter the building under this agreement upon expiration of the lease, under the usual and legal terms and conditions, and specifically, for the purchaser to take the properties sold in their condition on the day of the sale.

The LESSEE must inform the LESSOR by registered letter with acknowledgement of receipt, six months before the expiration date of the lease, at the latest, of its intention to exercise the option which has been offered to it.

This sale will take place at the risk and expense of the LESSEE, without any guarantee on behalf of the LESSOR, for any reason whatsoever, and particularly not on the grounds of latent defects or flaws, by express derogation from the provisions of Article 1641 of the French Civil Code.

It is expressly stipulated that the performance of the commitment to sell is conditional upon the LESSEE’s complete fulfilment of each and every one of the clauses, charges and conditions set out under Title I of this agreement.

The LESSEE must, in this respect, provide the notary who is drafting the deed, at the expense of the former, with all the documents needed to draw up this sale deed, and specifically all the technical surveys in force on the day of signing the sale deed.

The sale price, in the case of performing this commitment to sell, is indicated under Title III of this agreement. This will be payable upon signing the notarial deed, which must be dated with the expiration date of the lease.

The purchaser must reimburse the seller for the total amount of property tax, and, where relevant, for the annual tax on business and commercial premises on the Ile de France, corresponding to the year from which the sale is dated.

If the notice has been not delivered on the day of signing the deed, the purchaser must pay the seller a fixed sum based on the tax from the preceding year.

It must also pay all the sums due for the charges and works carried out, whether or not these were carried out under the property management company, or even under the housing development.

Furthermore, the LESSEE shall assume all the costs, charges and fees pertaining to this transfer, in addition to all the taxes, duties or contributions that the Authority may require from one of the parties, in consideration of the agreement’s term, sale price and depreciation rules, with the exception of those pertaining to the LESSOR.

P - Early exercise of purchase option:

The LESSEE will also have the right to purchase the rented properties from the date specified under Title III, provided that it regularly fulfilled its obligations and it informed the LESSOR by registered letter with acknowledgement of receipt, at least one year in advance of the date on which it intended to make the purchase.

This purchase will only take effect from the anniversary date of this agreement entering into force.

The LESSEE must therefore provide the notary who is drafting the deed, at the expense of the former, with all the documents needed to draw up this sale deed, and specifically all the technical surveys in force on the day of signing the sale deed.

In this case, the LESSEE must pay the LESSOR the amount specified under Title III - ‘Special terms and conditions’. The sale price will be paid upon signing the notarial deed.

In this case, as in the case of performance of the commitment to sell at the end of the agreement, all the costs, charges and fees pertaining to this transfer, in addition to all the taxes, duties or contributions that the Authority may require from one of the parties, in consideration of the agreement’s term, sale price and depreciation rules, shall be borne exclusively by the LESSEE.

Furthermore, all the sums which have not been received for rent pursuant to the methods outlined in this agreement, regardless of the reason for this, in addition to all the sums due under principal and ancillary costs, including the default interest rates calculated as specified below (Title I, Article I - Rent), must be paid upon signing the notarial deed, at the latest.

The purchaser must reimburse the seller for the total amount of property tax, corresponding to the year from which the sale is dated. The purchaser must reimburse the seller for the total amount of property tax, and, where relevant, for the annual tax on business and commercial premises on the Ile de France, corresponding to the year from which the sale is dated.

If the notice has been not delivered on the day of signing the deed, the purchaser must pay the seller a fixed sum based on the tax from the preceding year.

Where applicable, all the sums due for the charges and works carried out, whether or not these were carried out under the property management company, must also be repaid to the seller by the purchaser.

Q - Vacating the premises at the end of the lease

In the absence of the purchase option being exercised and if a new lease agreement is not concluded between the parties, the LESSEE must vacate the premises by the expiration date of this agreement, at the latest.

In the event that the premises are not vacated by this date, the LESSEE must pay the LESSOR a monthly occupancy fee, which is equal to three times the rent received during the first year of the lease, calculated on a prorata basis for each month, with each month started being due in full.

Reimbursement for charges and tax associated with the use of the building must be added to this occupancy fee.

R - Subsequent adjustments of VAT deductions :

In the event that, for any reason whatsoever, the LESSOR is called upon to effect any adjustments, in accordance with the provision of the French General Tax Code, of VAT deductions which initially put a burden on the construction of purchase of the building, subject to this lease, the LESSEE of this lease, a potential future purchaser of the building, must reimburse the LESSOR, at the latter’s first request and without delay, for the sums which the LESSOR may be called upon to pay to the Tax Authority.

In return, the LESSOR will send the LESSEE the certificate stipulated under the French General Tax Code.

This repayment by the LESSEE will be payable:

- regardless of the reason behind the LESSOR’s obligation to effect the adjustment of the deduction,

- even if the repayment of Value Added Tax by the LESSOR does not entitle it to send the aforementioned certificate,

- or in the event that the LESSEE, for any reason whatsoever (whether or not this reason is attributable to it, and whether or not it is beyond its control), cannot actually benefit from the right to deduct the VAT shown on the certificate which will have been sent to it by the LESSOR.

In the event that the building is sold to the LESSEE, either under the commitment to sell stipulated in Title II above, or in execution of all the other provisions under this lease agreement, particularly those provisions relating to claims, the amount of VAT that the LESSOR will be summoned to pay under adjustments of VAT deductions, must be repaid to it by the purchaser upon signing the notarised sale deed. This repayment cannot, under any circumstances, benefit from payment in instalments.

Furthermore, the repayment for adjustments will be primarily offset against insurance compensation or against compensation for expropriation which may be received, which will be compensated for by delivery of the aforementioned certificate.

The provisions of this Article are, and shall be, applicable to the LESSEE and its successors or beneficiaries, and in particular, any assignee of the right to this lease.

TITLE III

SPECIAL TERMS AND CONDITIONS

1 – NAME OF THE PROPERTY (Title 1, B)

In APT 245 Chemin de Dagan, Quartier la Peyroulière, (VAUCLUSE) (84400), a property used for workshops and offices plus accompanying land with a net floor area of around 603 m2.

Eight external parking spaces.

Appearing on the property register as:

AK	199	La Peyroulière	00 hectares, 21 ares, 75 centares

Such that said PROPERTY continues and includes, with all its sanitary installations, outbuildings and buildings by its intended use, easements, and joint ownerships, without any exceptions or reserves, other than those related hereto, where relevant.

As part of their easements, the PARTIES declare that within the framework of the provisions of the sale deed set out above, the existence of easements concerning the PROPERTIES has not been mentioned.

2 - SITE USE (Title I. B):

Building for industrial use as workshops or offices.

3 - FINANCING LIMIT:

THREE HUNDRED AND EIGHTY-ONE THOUSAND EUROS EXCLUDING TAX (EUR 381,000.00 EXCL. TAX), as stated above.

4 - VAT OPTION (Title I. M):

The LESSOR opts for value added tax liability, which the LESSEE expressly accepts.

5 - FINANCING OF THE VAT DISBURSED BY THE LESSOR (Title I. M):

The LESSEE will pay the LESSOR interest calculated at a rate of (ONE-MONTH EURIBOR + 1.20) % EXCL. TAX per year on sums paid as VAT on the amount of the investments subject to this agreement, but within a fixed payback period of 2 months from date to date from each of the disbursements.

The financing will begin with the signing of this agreement and as much as it will be due from the VAT as part of the payment of invoices for work completed under this investment.

The ONE-MONTH EURIBOR is the monthly average of the one-month Euro Interbank Offered Rate (EURIBOR). It may be checked in financial newspapers in particular.

The one-month EURIBOR used to calculate said interest will be the arithmetic mean of 3 one-month EURIBORs from months M-3 to M-1, where M is the month in which the interest is payable.

6 - NOTICE OF DEDUCTIONS FOR RENTAL PAYMENTS (Title 1.1):

Bank details of the LESSEE, using the RIB [French bank identification code]:

Bank: BNP PARIBAS

Headquarters: MEDITERRANNEE ENTREPRISES - 00605

Account no. 30004 - 00605 - 00010035503 60

7 - DATE OF ENTRY INTO FORCE AND TERM OF THE LEASE (Title I,.C):

The lease enters into force from this day for a term of full and consecutive FIFTEEN (15) years.

8- RENT (Title I. I):

The rent will be calculated as below, according to the cost components of the building set out above, which represent the sums invested by the LESSOR as part of this leasing transaction.

From today, date of entry into force of the lease and until its agreed expiry, the rent is, by express agreement of the parties, payable quarterly in advance. That is:

60 quarterly instalments of 9,233.42 euros excl. tax, according to the table below.

The first instalment is payable on this day, the date that this agreement enters into force, by cheque.

The following instalments will be paid by direct debits taken from the account of the LESSEE as indicated in Article 6 - NOTICE OF DIRECT DEBIT.

9- ADVANCE AUTHORISED BY THE LESSEE

On this day, the LESSOR advances the LESSOR the sum, which is accepted by its aforementioned representative and is in addition to the accounts of the undersigned notary, in the form of a deposit set aside in its books, of THIRTY-EIGHT THOUSAND ONE HUNDRED EUROS (38,100.00 EUR), under the conditions and according to the methods defined below.

The LESSOR shall open a special account in its books under the name of the LESSEE for the advance authorised and accepted above. It will be used to trace relations between the LESSOR and the LESSEE On the occasion of this down payment.

The advance, authorised for a term of FIFTEEN (15) years from this day will be paid by offsetting it against the rent payable to the LESSOR by the LESSEE under the lease agreement as mentioned in Article 8 - RENT, amounting to 60 advance quarterly instalments of 863.83 euros each.

The LESSEE shall permit the LESSOR to alter the methods for paying the advance set out above in the event of default, receivership or liquidation under the sole reserve that it must be informed of the change.

The LESSOR will be considered to have meet its obligations in its capacity as borrower simply by paying the advance in full by the date that the lease agreement expires at the latest.

The LESSEE waives in advance the right to claim repayment of the sum borrowed before the expiry of the lease agreement and to invoke the provisions of Article 1944 of the French Civil Code, regardless of the reason for this.

In the event that the LESSEE terminates the lease agreement or in the event of the early exercise of the purchase option, the balance of the advance which has not yet been paid will be returned to the lessee on the date either of termination or of sale, after signing the agreement, provided that all the sums owed by the LESSEE to the LESSOR under the lease agreement, on that date, have been paid.

However, as the receivable from this advance is pledged to secure the payment of the pre-rental fees, rent and any sums due to the LESSOR as part of the leasing transaction, the payment of the advance will be conditional upon the punctual payment of those pre-rental fees, rent and any sum which may be due as part of the leasing transaction.

In the event that the LESSOR terminates the lease, the balance of the advance which has not yet been paid will be deducted from the termination compensation owed by the lessee.

10 - RENT INDEXATION (Title I, J):

Any clauses on rent indexation are not applicable.

11 - TERMINATION AT THE REQUEST OF THE LESSEE (Title I, K):

The LESSEE has the right to request the termination of this agreement from the end of the seventh (7th) year following the date that the lease agreement enters into force.

12 - TERMINATION COMPENSATION (Title I, K.L.E.N):

1) At the express request of the LESSEE (Title I, K):

The amount of the compensation will be half of the capital still due at the time of the termination.

In the event that the LESSEE cannot show the LESSOR proof of the certificate of non-dispute regarding the compliance of the building, the compensation will be three quarters (3/4) of the capital still due.

2) At the request of the LESSEE, in the event of partial expropriation (Title I-N 2°), a claim (Title I-E 4°) e) and g) or ipso jure in the event of full expropriation (title I.N1);

The amount of the compensation will be all the capital still due.

3) At the request of the LESSOR (Title I, K):

The amount of the compensation will be all the capital still due.

13 - PRICE of the COMMITMENT TO SELL under the terms of the Agreement (Title II, O)

Sale price, in the event that the commitment is met upon the expiry of the agreement: ONE EURO (1 EUR).

14 - EARLY EXERCISE OF THE PURCHASE OPTION (Title II, P):

The LESSEE has the right to acquire the rented properties from the end of the seventh (7th) year following the date that the lease agreement enters into force.

15 - EARLY REDEMPTION FEE FOR THE BUILDING (Title I, E4e) and g) N2 and II, P):

The amount of the redemption fee, where amicable, taking place at the request of the LESSEE as indicated above, or resulting from a claim or partial expropriation, will be the accumulated amount of rent remaining until the expiry of the lease, with this sum being updated to the contractual interest rate for calculating rent reduced by 2 points and increased by the price of the exercise of the purchase option set out above upon the expiry of the lease.

The contractual interest rate will be updated, but only downwards, correlatively to the downwards variation (where relevant) of the TEC 10 reference rate between its value on the day that the lease enters into force and its value on the day that the purchase option is exercised.

The TEC 10 is the 10-year Taux de l’Échéance Constante [Constant Maturity Treasury rate] (yield-to-maturity rate of a fictitious French Treasury security, the life of which is always ten years). It may be checked in financial newspapers in particular.

Substitution or phasing out of reference rates used by the parties:

In the event that one of the rates, used above, ceases to be published or is phased out before the expiry of the leases, the variations will be calculated by using the rate replacing the phased out rate and the linking coefficients established by the competent authority.

If no replacement rate or linking coefficient exists, the parties will agree to substitute the failed rate with another rate of their choice.

If they are unable to agree, the replacement rate will be chosen by two experts through a mutual agreement or appointed at the request of the first party to act by the Presiding Judge of the Tribunal de Grande Instance (Regional Court) in Paris.

In the event of a disagreement, the experts will have the right to appoint a third expert to make the final decision. The third expert may also be appointed by the Presiding Judge at the simple request of the first party to act.

16 - DEFAULT INTEREST RATES (Title I, paragraphs I and J):

From the due date, the LESSOR will apply the following rate:

(MAMMR + 5)% per annum

MAMMR = MONTHLY AVERAGE MONEY MARKET RATE

(Monthly average of the weighted average rates in euros - weighted average euro area overnight rate or EONIA).

The MAMMR used to calculate said interest will be the arithmetic mean of 3 MAMMRs publish under months M3 to M1, where M is the month in which the interest is payable.

It should be noted that the default interest rate cannot be 3 times lower than the legal interest rate, in accordance with legal provisions.

17- FEES:

a) Commitment fee

0.10% per quarter plus VAT, calculated pro rata temporis on the investment amount excluding taxes, payable quarterly and in advance, with effect from 3 December 2009 up to this day, the date that this lease enters into force.

This fee is settled on this day.

b) Planning and assembly fee

The above is set at TWO THOUSAND FIVE HUNDRED EUROS EXCL. TAXES (EUR 2,500.00 excl. tax).

This fee is settled before this day.

18 - AMENDMENTS AND EXCEPTIONS INTRODUCED TO THE LEASE AGREEMENT:

It has been agreed that the general terms and conditions of the lease agreement are modified as follows:

- Under Title I-E: INSURANCE - 2) Contents insurance

At the express request of the LESSEE, under its sole responsibility and by way of exception to the rule set out in Article E (“Insurance”) of the General Terms and Conditions, the LESSEE has taken out from its own insurer policies to cover the risks related to both the buildings and the contents of the building, from the Company COVEA RISKS, a public limited company with a board of directors and a supervisory board with headquarters at CLICHY (92616 CLICHY Cedex) 19-21 allée de l’Europe, under the reference 110.644.421.

To this effect, the LESSEE declares that it has sent the insurer a true copy of the provisions of Article E (“Insurance”) of the General Terms and Conditions of this agreement and this exception.

It is stated in the policy, taken out from an insurance company known to be solvent, that:

- the LESSEE acts on its own behalf and on behalf of the LESSOR and waives all rights of recourse against the latter for any damage whatsoever,

- in the event of a claim, the LESSOR is established as the compensation recipient, and it shall allocate that compensation to rebuilding the destroyed building,

- the insurer must notify the LESSOR by registered letter with acknowledgement of receipt as soon as it is aware of any termination, suspension or amendment of the cover for any reason whatsoever. The amendments may not enter into force without the prior written agreement of the LESSOR.

Furthermore, the LESSEE undertakes to:

- send the LESSOR’s broker at:

AON FRANCE

Défense Ouest - 420 rue d’Estienne d’Orves

92700 COLOMBES

a copy or certified true copy of the policy/policies and amendments as and when they are issued.

- to send the LESSOR, every year, a certificate issued by the insurance company detailing the risks and liabilities covered as well as the amounts guaranteed for the coming year,

- respond to any request for information or additional documents sent by the broker to the LESSOR.

Furthermore, if the LESSOR states that the cover provided by the LESSEE’s insurer does not comply with that stipulated under the terms of Article E of the General Terms and Conditions of this agreement, or if there are not sufficient resources to decide, the former may take out additional insurance that it deems necessary at the expense of the LESSOR, ten days after the former has sent the latter formal notice which has gone unanswered.

- Under Title I – H Pledging of the business

This paragraph is completed as follows:

‘The LESSEE informs the LESSOR however, that collateral to ULSTER BANK IRELAND LIMITED GEORGES QUAI DUBLIN 2 Ireland exists, in security of a right to receive an amount of 2,000,000.00 euros, according to a private deed on 30 May 2008 and recorded in the registry under the number 20/2008/307 on 13 June 2008.’

The LESSOR declares that it has been fully informed of this.

19- GUARANTEES:

PLEDGING OF THE ADVANCE PAYMENT BY THE LESSEE:

To guarantee any sums which the LESSEE may owe the LESSOR under this lease agreement including any principal, interest, charges and ancillary costs whatsoever and under the performance of any obligations whatsoever undertaken by the LESSEE concerning the LESSOR, the LESSEE assigns to the LESSOR as collateral, without novation and until the expiry of the lease agreement, the debt that it holds as an advance of THIRTY-EIGHT THOUSAND ONE HUNDRED EUROS (EUR 38,100.00)authorised above.

To this effect, the LESSEE puts the LESSOR before itself and subrogates that party, up to the amount of the due debt in all its rights, actions and privileges.

The LESSEE declares that the debt assigned as a guarantee for all sums due to the LESSOR is not contested in any way likely to prevent the effect of this assignment.

The LESSEE declares that it has not authorised any assignment, transfer or pledge of all or part of the sums from the debt assigned as a guarantee to the benefit of the LESSOR.

The LESSEE undertakes not to create as part of said debt any assignment or pledge other than those resulting from this agreement nor to transfer at all any of the debt assigned as a guarantee hereunder.

In the event that the LESSEE does not pay all or part of the sums that it owes to the LESSOR under this agreement, the latter will be authorised under this assignment to deduct the sums due from the amount of the debt which has been expressly assigned to it.

20. OTHER PROVISIONS:

20.1 ASBESTOS REGULATIONS

The property development under this lease falls within the scope of application of amended Decree No. 96-97 of February 1996.

The LESSOR declares that its Dossier Technique Amiante (Asbestos Technical Report) was drawn up by the Agence Aptésienne de Diagnostics Immobiliers (a property survey agency in Apt), whose headquarters are located at 9 Parc Florian, APT (Vaucluse), and that their report showed no presence of products or materials containing or suspected of containing asbestos.

A copy of the data sheet from said Asbestos Technical Report is appended hereto. (Appendix no. 3: Asbestos Technical Report)

The LESSEE takes note of the situation for the property development subject to this lease, as regards this regulation, and declares itself satisfied and to be personally responsible for any asbestos removal works which may need to be carried out to meet the regulations in force, without the LESSOR being deemed liable in this matter.

Furthermore, Decree no. 2001-840 of 13 September 2001, amending the aforementioned decrees of 1996 and 1997, instructs the owners of properties built before 1 July 1997 (with the exception of properties used for residential purposes with no more than one room, and private areas in residential blocks of flats) to:

- identify and assess the presence of products containing asbestos,

- and draw up an ‘asbestos technical report’, which must be kept up to date.

The deadlines for any works needed are shown below:

- 1 January 2002 in the case of demolition works to be carried out after said date of 1 January 2002

- 31 December 2003 for high-rise buildings, as set out in the French Environment Code, and/or buildings open to the public, as set out in Article R. 122-2 of the same Code, classified under the first to fourth categories within the meaning of Article R.123-2 of said Code.

- 31 December 2005 for other buildings.

The LESSEE acknowledges that the LESSOR can only purchase the building under this lease at its express request and solely by reason of the term the property lease.

The LESSEE declares to be fully aware of the building’s situation in this respect, and that it will reassume, on behalf of the LESSOR, all the current and future obligations resulting from one part of the Decree of 13 September 2001 relating to drafting an ‘asbestos technical report’ and that it will keep this report up to date, in addition to other obligations, including those relating to the presence of asbestos, in particular the aforementioned obligation to carry out periodic inspections.

On account of the obligations for which the LESSEE is responsible in this way, the LESSOR authorises the LESSEE so that the latter is able to act as the true owner in this respect.

This authorisation is in the interest of both parties, and is therefore granted irrevocably.

The preceding obligations, for which the LESSEE is responsible, constitute an essential and decisive condition of this lease. Furthermore, and in the framework of the agreements under this lease, it is expressly agreed that all the amounts to be disbursed by the LESSOR under the regulatory obligations imposed on the owner, will be billed back to the LESSEE without delay.

20.2 - ENERGY PERFORMANCE REPORT

The provisions of Article L. 134-1 to L.134-4 of the French Building and Housing Code are set out below:

‘Article L. 134-1 - The energy performance report of a building or part of a building is a document which includes the quantity of energy which is actually consumed or estimated for a standardised use of a building or part of a building, and a classification in accordance with the reference values, so that consumers can compare and assess their energy performance. It is accompanied by recommendations aimed to improve their energy performance.’

‘Article L. 134-2 - When constructing a building or an extension to a building, the project manager drafts the report set out in Article L.134-1. The project manager sends this report to the owner of the building upon delivery of the completed project (the building), at the latest.’

‘Article L. 134-3 - The energy performance report is sent to the purchaser and the lessee under the conditions and pursuant to the methods set out in Articles L. 271-4 to L. 271-6 of this Code and Article 3-1 of Law no. 89-462 of 6 July 1989 for improving tenancy relationships and modifying Law no. 86-1290 of 23 December 1986.’

‘When the building is put up for sale or lease, the owner will make the energy performance report available to any proposed acquirer or lessee who requests it.’

‘Article L. 134-4 - In certain types of building, the property owner or, where relevant, the property manager, publicly displays the report set out in Article L. 134-1, which dates back less than ten years.’

The parties acknowledge having been informed that Articles L. 134-1 to L.134-5 of the French Building and Housing Code (established by Law no. 2004-343 of 9 December 2004) outline, from 1 July 2006 onwards, the obligation for the seller of properties and property rights to provide the purchaser with an energy performance report.

It follows from said report established in accordance with Articles R.134-1et seq. of said Code and its implementing Orders, drawn up by Mr Errant, of Agence Aptésienne de Diagnostics Immobiliers (a property survey agency in Apt), whose headquarters are located at 9 Parc Florian, APT (Vaucluse), the report being dated 2 February 2010, that the PROPERTIES SOLD have an average consumption of 319 kWh/m2 per year (classification E) and that greenhouse gas emissions are estimated at 10kg Co2/m2 per year (between classification B and C).

A copy of this report is appended hereto. (Appendix no. 4: - Energy Performance Report)

The LESSEE acknowledges that it has been fully informed of this situation and declares that it is willing to be personally responsible for this.

20.3 - CLASSIFIED INSTALLATIONS FOR ENVIRONMENTAL PROTECTION (CIEPs)

The LESSEE reiterates that it is fully aware of the provisions of the French Environment Code relating to Classified Installations for Environmental Protection (CIEPs), and that it is specifically aware of Articles L 514-20, L 532-3 to 6, 6 and 7 of the Code, as mentioned above.

Under this regulation, the LESSEE shall be personally responsible for and shall assume the risks and costs relating to any disturbance or inconvenience which may arise from the operations carried out on the building, subject to this agreement, and from any breach of provisions of the aforementioned laws.

The LESSEE undertakes:

- to reimburse the LESSOR for the sums which the latter may be required to pay should it be deemed liable, particularly by legal persons governed by public law, in the framework of the action to which certain parties are entitled by Article L514-16 of the French Environment Code,

- to keep the LESSOR informed, in the framework of its progress on operations carried out within said premises, of any authorisations which it is granted for its operations, or any declarations it make be brought to make before any administrative authorities, and to provide the LESSOR with all the documents giving evidence of said declarations and authorisations,

- and to provide the LESSOR with all the information allowing it to fulfil its reporting obligations.

The LESSEE must comply, in the framework of its operations and its management of the rented building, with the requirements set out by national or European standards, particularly regarding health and safety.

The LESSEE shall bear, at its own expense and without recourse against the LESSOR, the cost of the works needed to bring the building or the facilities within said building up to standard, which must be carried out in order to satisfy the legal or regulatory provisions.

In terms of any damage to either the LESSEE or to third parties, due to the structure of the rented building (and particularly the type of flooring), which it is worth noting was chosen by the LESSEE, the latter shall be fully responsible for this, and it shall have no recourse against the LESSOR for any reason whatsoever.

Taking account of the works carried out on the premises, which may lead to pollution, particularly in the soil and sub-soil, the following is agreed by way of an essential and decisive condition of engagement by the LESSOR, which is expressly accepted by the LESSEE :

- The LESSEE shall, in strict compliance with applicable legislation which is currently in force and any legislation which may be in force in future on the type of works carried out, ensure the disposal and recovery of waste and materials, in a way that avoids any harmful effects, and shall assume responsibility for this.

- The LESSEE shall be considered as responsible for this waste, and waives all rights of recourse against the LESSOR in this regard, undertaking to exonerate the latter, so that it shall not be involved in the event that the building is sold.

- Expenditure incurred under the application of any Laws and Regulations and under the general business operations carried out on the premises, shall be borne by the LESSEE or its successors.

- In the event that the lease is terminated, regardless of the reason for this, the latter will, if the operations performed on the premises are deemed to have generated pollution, have an environmental audit conducted in order to identify the condition of the soil, the costs for which shall be borne exclusively by the LESSEE.

The LESSEE shall, upon first request from the LESSOR:

- give proof of having made the declarations, or having a third party make these on its behalf, required by the regulations in force at the time on the cessation of business operations on the site in question,

- carry out all the preventive and site restoration measures which may be required by the administrative authorities or the approved body which conducted the audit, and by the regulations in force,

- obtain any certificates or supporting documents from the local authorities which give evidence of its compliance with all the formalities relating to the cessation of business operations, required by the regulations in force.

The same applies in the event that the LESSEE has not exercised the purchase option or has not requested the operating lease within the agreed deadlines.

Any costs and fees that the LESSOR may be led to incur under what has been agreed in this Article, such as by respecting the conditions set out above, as well as any deposit which the LESSOR may be subject to, will constitute a final charge to be paid by the LESSEE.

The LESSEE shall release the LESSOR of all responsibility due to damage caused to others.

NATURAL AND TECHNOLOGICAL RISK STATUS REPORT

GENERAL REGULATIONS

The provisions of Article L 125-5 of the French Environment Code are set out below:

‘I. - The purchasers or lessees of immovable properties situated in the areas covered by a plan for the prevention of technological risks or by a plan for the prevention of foreseeable natural disasters, either prescribed or approved, or in the seismic zones defined by a Conseil d’Etat (Council of State) decree, are informed by the seller or the LESSOR of the existence of risks indicated by this plan or this decree. For this purpose, a natural and technological risk status report is drawn up based on the information made available by the Prefect. Should the building be put up for sale, the status report is produced under the conditions and according to the methods set out in Articles L. 271-4 and L. 271-5 of the French Building and Housing Code.

II. - In the event of the rental of the building, the natural and technological risk status report is provided to the new lessee under the conditions and according to the methods set out in Article 3-1 of Law no. 89-462 of 6 July 1989 for the improvement of tenancy relationships and modifying Law no.86-1290 of 23 December 1986.

III. - The Prefect draws up the list of communes in which the provisions of I and II are applicable and, for each commune concerned, the list of risks and documents to be taken into account.

IV. - When a building has undergone a disaster giving rise to the payment of an indemnity in accordance with Article L. 125-2 or Article L. 128-2 of the French Insurance Code, the seller or the LESSOR of the building is obliged to inform the purchaser or lessee in writing of any disaster that has occurred during the period in which he or she has been the owner of the building or of which he or she has been informed, in accordance with these provisions. If the building is sold, this information is mentioned in the notarial sale deed.

V. - If the provisions of this Article are not respected, the purchaser or the lessee may request that the agreement be terminated or ask the judge for the price to be reduced.’

Natural and Technological Risk Status Report

(Etat des Risques Naturels et Technologiques - ERNT)

The LESSOR declares, in accordance with Article L. 125-5 of the French Environment Code, that the commune of Apt is included in Prefectural Order no. SI 2006-02-16 0030 PREF OF 16 February 2006 as being among the communes where it is obligatory for a risk status report to be drawn up.

However, the LESSOR has sent the LESSEE, who has acknowledged receipt of the Natural and Technological Risk Status Report (hereafter referred to as ‘ERNT’), drawn up by Agence Aptésienne de Diagnostics Immobiliers (a property survey agency in Apt), whose headquarters are located at 9 Parc Florian, APT (Vaucluse), the report being dated 2 February 2010, of which the original copy is appended hereto. (Appendix no. 5: Natural and Technological Risk Status Report)

It follows from the ERNT that the PROPERTIES are situated within the boundary:

1/ Of a plan for the prevention of foreseeable natural disasters called ‘Coulon / Cavalon’, prescribed on 26 July 2002, regarding the risk of flooding.

2/ Of seismic zone 1B.

The LESSEE declares to be fully informed of the content of the ERNT and to have assessed the nature of the risks indicated in the ERNT, acknowledging that by producing this ERNT the LESSOR has fulfilled its reporting obligation as regards natural and technological risks.

Declarations relating to claims following natural and technological disasters

The Parties declare that they are fully aware of the provisions of Article L. 125-5 of the French Environment Code, which sets out the following:

‘IV - When a building has undergone a claim giving rise to the payment of an indemnity in accordance with Article L. 125-2 or Article L. 128-2 of the French Insurance Code, the seller or the lessor of the building is obliged to inform the purchaser or lessee in writing of any claim that has been filed during the period in which he or she has been the owner of the building or of which he or she has been informed, in accordance with these provisions. If the building is sold, this information is mentioned in the notarial sale deed.

‘V - If the provisions of this Article are not respected, the purchaser or the lessee may request that the agreement be terminated or ask the judge for the price to be reduced.’

The LESSOR states that it was not informed, in accordance with the provisions of Article L. 125-5 of the French Environment Code, of such a claim having affected the PROPERTIES subject to this lease.

The LESSEE declares to be fully informed of said situation, particularly in view of its role as a user of said PROPERTIES, and undertakes to be personally responsible for this, without having recourse against the LESSOR.

TITLE IV

MISCELLANEOUS PROVISIONS

Publication - Powers:

These lease agreements will be published in the competent land charges registry, in accordance with the provisions of Articles L313-7 et seq. of the French Monetary and Financial Code, and the subsequent related texts.

To fulfil the formalities relating to land registration, the parties, acting in their common interest, grant all the necessary powers to any Clerk from the company ‘Dominique Perinne, Bruno de Lapasse, Harold Vachon, Christophe Brault, Notaires, associés d’une société civile professionnelle, titulaire d’un Office Notarial’, located at 4 rue de Berri, huitième arrondissement, Paris, for the purpose of signing any deed of modification, amendment, or any supplementary deed under this lease, with a view to bring these into line with land registration, mortgage or civil status records.

The parties grant all the powers, as necessary, to the holder of a notarised copy or an excerpt of this lease, to carry out the formalities hereunder.

Declarations:

The appearing parties, each according to its interest, declare that:

- the Company it represents is a French Company with a registered address in France,

- it is not subject to any winding up or revocation action,

- it is not, and never has been, deemed insolvent, or placed under court-appointed receivership or liquidation,

- it is not, and never has been, deemed insolvent, and has not been subject to any of the measures set out in Law no. 67-563 of 13 July 1967, relating to voluntary receivership, court-appointed liquidation, and bankruptcy,

- it has not been subject to any of the measures set out in Law no. 85-98 of 25 January 1985 and Decree no. 85-1387 of 27 December 1985, relating to court-appointed receivership and liquidation of companies,

- in general, it is not in a situation, or subject to any measure that limit its capacity or its powers in any way whatsoever,

- and that the LESSOR and the LESSEE have not received any notice relating to the expropriation of the building subject to these agreements.

Reporting obligations:

To fulfil the obligations set out by Decree no. 95-617 of 6 May 1995, adopted by Article 57 of Law no. 95-115 of 4 February 1995 on Land Use Planning and Development, the LESSOR provides the LESSEE with the following documents:

- a summary report on the general conditions,

- a table showing the portion for each rental, taken into account when establishing a potential sale price of the building at the term of this agreement.

Whereas:

1) For calculating costs:

That the amount of investment from the LESSOR for the performance of this lease agreement is valued at a total of THREE HUNDRED EIGHTY ONE THOUSAND EUROS EXCLUDING TAX (EUR 381,000.00 EXCL. TAX.)

2) For calculating land registration tax:

- that the amount accrued in rentals for the entire duration of the lease is valued at a total of FIVE HUNDRED AND FIFTY THOUSAND, FIVE HUNDRED AND SIXTY ONE EUROS AND SIXTY CENTS (EUR 550,561.60)

- that the extraordinary expenses are valued at ONE THOUSAND FIVE HUNDRED EUROS (EUR 1,500.00).

For a property leased for a period of more than 12 years, the tax base for Land Registration Tax, calculated on the accrued rental amounts excluding the taxes above, will be reduced by the portion of the rentals corresponding to the financial costs paid by the LESSEE under this agreement.

This portion of rentals is estimated for the purposes of this agreement, a total of ONE HUNDRED AND SEVENTY FIVE THOUSAND, FIVE HUNDRED AND SIXTY ONE EUROS AND SIXTY CENTS (EUR 175,561.60) so that the tax base, valued as it is above, amounts to THREE HUNDRED AND SEVENTY FIVE THOUSAND EUROS (EUR 375.000,00).

3) For calculating the registrar’s fee:

That the amount accrued in rentals, including all taxes, amounts to a total of SIX HUNDRED AND FIFTY EIGHT THOUSAND, FOUR HUNDRED AND SEVENTY ONE EUROS AND SIXTY SEVEN CENTS (EUR 658,471.67).

4) Finally, the LESSEE declares:

- That the price for which the commitment to sell will be performed at the end of the agreement, is valued at a total of: ONE EURO (1 EUR).

- That the value of the land on which the building, under this agreement, has been constructed, is THIRTY SEVEN THOUSAND FIVE HUNDRED EUROS (EUR 37,500.00).

Address for service

For the performance of this lease and its associated documents, the parties elect for their address for service to be at their respective registered offices.

All implementing acts and others will be validly served at this chosen address, even in the event that this lease is assigned, and this, notwithstanding the authorisation or involvement of the LESSOR in the act.

Competent Jurisdiction

The Courts of Paris (Tribunaux de Paris) are selected by both parties as the court of competent jurisdiction.

Costs

All of the costs, charges and fees under this lease and all those which may result from these, including the cost of the execution copy, which is returned to the LESSOR, shall be borne by the LESSEE.

RECORDED on forty pages

Including	Initials
- reference approved:
- blank spaces struck through:
- blank space struck through:
- whole line struck through:
- struck through and void:
- word struck through:

After having been read by Ms Sophie Garnier, the authorised Notary’s Clerk, the parties have each certified, according to its interest, that the declarations under this deed are accurate, with the signatures being collected on the aforementioned day, month and year by said Notary’s Clerk, who is on this day authorised for this purpose and sworn by deeds formalised and archived at the Notarial Office named at the top of this agreement, where this was also signed.

This deed was signed by the Notary on the same day.

The pages of this agreement and its appendices are bound together in a way that prevents any substitutions or additions of pages. Consequently, the pages are not initialled by the Notary or by the signatories of the deed, in accordance with Article 9 of Decree no. 71-941 of 26 November 1971.

LESSOR	Initials	Signature

NATIOCREDIBAIL Represented by Mrs Martine Mulot

LESSEE	Initials	Signature

LABORATOIRES EUROSILICONE Represented by

Authorised Notary’s Clerk	Initials	Signature

Sophie Garnier

Maître	Initials	Signature

Notary

LIST OF APPENDICES

THIS DOCUMENT DOES NOT CONSTITUTE AN APPENDIX

Appendix 1	(Appendix no. 1: Powers of the LESSEE)	Page 2
Appendix 2	(Appendix no. 2: Copy of CIEP authorisation to operate)	Page 5
Appendix 3	(Appendix no. 3: Asbestos Technical Report)	Page 32
Appendix 4	(Appendix no. 4: Energy Performance Report)	Page 34
Appendix 5	(Appendix no. 5: Natural and Technological Risk Status Report)	Page 36

Deed 1121103 / LG / MG /

No. 209

Of 2 April 2010

SALE – EUROSILICONE SAS /

NATIOCREDIBAIL

YEAR TWO THOUSAND TEN

APRIL 2ND

In APT (Vaucluse), 471 avenue Philippe de Girard, at the headquarters of the Notary Office of Apt, named below,

Maître Clémentine PAGES, Notary Partner of the Professional Partnership “Ludovic GOSSEIN et Clémentine PAGES,” owner of a Notary Office in 84400 APT,

With the participation of Maîitre Harold VACHON, Notary in PARIS, assisting the buyer,

RECEIVED THE PRESENT SALE at the request of the parties identified below.

This deed is comprised of two parts in order to meet the requirements of the real estate publication, however the entirety of the deed and its attachments forms an inseparable and single contract.

The first part, called “standard part” constitutes the standard mortgage document and contains all the declarations necessary both for publication to the file and for the assessment and auditing of the calculation of all salaries, taxes, fees, and levies pertaining to the present sale.

The second part, called “expanded part” includes information, dispositions, and conventions with no impact on the real estate publication of the deed or for the calculation of the assessment of the salaries, fees, and levies pertaining to the present sale.

STANDARD PART

IDENTIFICATION OF THE PARTIES

SELLER

The company named EUROSILICONE SAS, a one-person simplified joint-stock company with a capital of 2,000,000.00 EUR, whose headquarters is in APT (84400), Zone de la Peyrolière [sic], identified in SIREN [National Computer System for Listing of Businesses and Establishments] under number 347535296 and registered in the Register of Commerce and Companies of AVIGNON.

BUYER

The company named NATIOCREDIBAIL, a corporation with board of directors with a capital of 32,000,000.00 euros, whose headquarters is in PUTEAUX (92800), Immeuble le Métropole, 46/52 rue Arago, identified in SIREN under number 998 630 206 and registered in the Register of Commerce and Companies of NANTERRE.

SHARES PURCHASED

The company named NATIOCREDIBAIL purchases the entire property.

DECLARATIONS OF THE PARTIES AS TO THEIR ABILITY

The parties, and if case may be their representatives, attest to the fact that nothing can limit their ability to execute the commitments that they assume herein, and they declare especially:

– that they are not insolvent, in receivership or liquidation, or under a company safeguard procedure,

– that they are not affected by any application for declaration of invalidity or dissolution,

– that the characteristic features cited above which concern them, such as capital, headquarters, registration number, name, are precise.

ELECTION OF DOMICILE

For execution of this deed and its continuations, the parties elect domicile in their respective residences or headquarters.

However, for the real estate publication, sending of the items, and the correspondence relating thereto, the elected domicile is in the Notary Office.

PRESENCE – REPRESENTATION

– The company named EUROSILICONE SAS is represented for this deed by Mr. Patrick GAUDE, Site Director, and Mr. Arnaud DANEL, Administrative and Financial Director, by virtue of the powers that have been granted to them by Mr. Barry HATT, member of the Supervisory Committee and General Director of the company, with domicile at Z.I. [Industrial Zone] La Peyrolière-84400 APT, dated 29 March 2010, attached hereto after mention.

In said proxy, Mr. Barry HATT has acted in the name and for the account of the said company in his capacity as General Director and by virtue of the powers granted to him by the members of the Supervisory Committee according to the minutes of the decisions of the supervisory committee noted on 4 January 2010 attached hereto after mention; a position to which he was appointed under the terms of minutes of the decisions of the sole partner dated 10 June 2008, attached hereto after mention.

The company “EUROSILICONE SAS” and its representatives, [are] hereinafter called without distinction in the body of the present deed “EUROSILICONE SAS” or the “SELLER”.

– The company called NATIOCREDIBAIL is represented in the deed by Mrs. Martine MULOT, domiciled in PUTEAUX (92800), Immeuble le Métropole, 46/52 rue Arago, by virtue of the power granted to her by Mr. Thierry GALHARRET, General Director, domiciled in PUTEAUX (Hauts de Seine), Immeuble “Le Métropole, 46/52 rue Arago, under the terms of a deed received by Maîitre Harold VACHON, Notary in PARIS, on 7 July 2008.

In said proxy, Mr. Thierry GALHARRET has acted in the name and for the account of said company in his capacity as General Director, a position to which he was appointed under the terms of a decision of the Board of Directors dated 27 May 2008, for the duration of the term of the President, Mr. Jean OLIVIE, appointed to this position under the terms of a decision of the board of directors of said company dated 17 May 2005.

It is hereby noted:

– that under the terms of a decision of the board of directors dated 27 September 2002, in execution of a decision of the general [shareholders’] meeting of said company dated 21 May 2002 and in accordance with the stipulations of Law No. 2001-420 of 15 May 2001 relating to the new economic regulations, the board of directors of said company opted for exercise of the general management of the company by the general director, the latter having been invested with the broadest powers in order to act in the name of the Company in all circumstances.

– that under the terms of the aforementioned decision of 27 May 2008, it is indicated that if the term of Mr. OLIVIE came to an end, Mr. GALHARRET would remain general director until the board’s decision to appoint a new president unless the board decided to end his duties immediately or, on the contrary, to continue them.

The certified true copies of an extract from the minutes of the decision of the general meeting of 21 May 2002, the decision of 27 September 2002, the board of directors’ decision of 17 May 2005, and that of 27 May 2008, cited above, are attached to the aforementioned deed of 7 July 2008.

IT IS HEREBY NOTED that prior to 1 January 1996 this company was subject to the statue of the Real Estate Companies for Commerce and Industry.

The company “NATIOCREDIBAIL” and its representative, [are] hereinafter called without distinction in the body of the present deed “NATIOCREDIBAIL” or the “BUYER”.

TERMINOLOGY

The overall naming term that will be used in the present deed is the following:

– The word “SELLER” indicates the seller or sellers, present or represented. If more than one, the sellers shall contract the obligations assigned to them under the terms of the present deed jointly with each other, without this joint liability necessarily being repeated each time.

– The word “BUYER” indicates the buyer or buyers, present or represented. If more than one, the buyers shall contract the obligations assigned to them under the terms of the present deed jointly with each other, without this joint liability necessarily being repeated each time.

– The words “PROPERTY” or “GOODS” or “REAL ESTATE” shall indicate without distinction the property or goods of a real nature which are the subject of this document.

– The words “movable property” or “movables” shall indicate without distinction, if any exist, the furnishings and movable objects located in the property or properties of a real nature and sold with them.

SALE

The SELLER, obligating himself to the guarantees that are ordinary and by law in similar matters and in particular those stated in this document, sells to the BUYER, who accepts, the PROPERTY indicated below:

DESIGNATION

IN APT 984400 Quartier La Peyroulière,

Real estate with a surface of 603 m2, 517 m2 of which for workshop use and 86 m2 for office use with adjacent land, as well as 8 parking spaces.

Appearing in the land registry namely as:

Prefix	Section	No.	Locality	Surface
	AK	199	245 CHE DE DAGAN	00 ha 21 to 75 ca

Absence of furnishings and movable objects

The present sale does not contain any furnishing or movable object, so declared by the parties.

IN SUCH FORM as the subject of this deed exists, extends, continues and behaves presently with all its restrooms, outbuildings, property immovable by its intended use, with no exception or reservation except for taking into account what may be, if applicable, indicated in the present deed.

NATURE AND SHARE OF THE REAL ESTATE RIGHTS

The present deed applies to the entirety in full ownership of the aforementioned REAL ESTATE.

This REAL ESTATE belongs to the SELLER as will be explained below following the standard part under the heading “Origin of Ownership”.

PRIVITY

PURCHASE according to deed received by Maître André PAGES, Notary in APT (VAUCLUSE) on 5 January 2010 of which a true copy was published in the second Mortgages Office of AVIGNON on 5 February 2010, Volume 2010P No. 652.

An amendment declaration prepared by Me [Maître] Ludovic GOSSEIN, Notary in APT, on 3 March 2010 is in the process of publication in the second Mortgages Office of AVIGNON.

TERMS AND CONDITIONS

The present sale takes place under various terms and conditions.

The terms and conditions which cannot give rise under any hypothesis to real estate publication or to taxation will be presented following the standard part of the present deed.

In order to enable auditing of the assessment of the fees, the following is indicated:

Expenses

The expenses of the sale and those which will be the result and consequence thereof shall be the exclusive charge of the BUYER, who obligates himself thereto.

Taxes

The BUYER shall pay the taxes counting from this day on.

The amount stated on the notice of assessment of real estate taxes for the current year shall be shared directly between the SELLER and the BUYER based on the time during which each shall have been owner.

In this regard, contrary to the rule above and taking into consideration the leasing agreement to occur, the SELLER exempts the BUYER from any prorata reimbursement in this respect.

COMMENCEMENT OF OWNERSHIP

The BUYER shall be owner of the PROPERTY sold starting from this day.

The commencement of use shall take place beginning on this day, through the receipt of the leasing rents according to the leasing contract finalized this day between the company named EUROSILICONE SAS, the aforementioned seller, and the company NATIOCREDIBAIL, the aforementioned buyer, being in force until and including 1 April 2025, [and] is granted by virtue of a stipulated quarterly rent payable In advance, the first payment being due on the date of the entry into effect of the lease, the calculation of said rent being determined within the real estate lease contract cited below.

The said lease granted by the BUYER within the framework of the real estate lease contract [is] granted concomitantly with the present deed by the BUYER to the SELLER.

The BUYER declares he exempts the undersigned notary from relating in this document the other terms and conditions of the leasing contract.

IT IS HEREBY NOTED that the BUYER makes the present purchase within the framework of a leasing transaction meeting the stipulations of Ordinance No. 67-837 of 28 September 1967, and the subsequent laws, and especially Article 45 of Law No 94-1163 of 29 December 1994 and Article 57 of Law No. 95-115 of 4 February 1995, which shall be made concomitantly with the present deed with the company named EUROSILICONE SAS, seller in the present deed, under the terms of a deed to be received this day by Maître Harold VACHON, Notary Partner in PARIS (8th [district].

Now appearing for this deed are Mr. Patrick GAUDE and Mr. Arnaud DANEL, who, in their capacities, and within the framework of the aforementioned leasing transaction, declare they are aware of the present deed and agree and commit the company they represent to respect all the terms which are stipulated in the present deed and which are made their responsibility by virtue of the aforementioned leasing transaction.

PRICE

The present sale shall be concluded by payment of the price of THREE HUNDRED SEVENTY-FIVE THOUSAND EUROS (375,000.00 EUR).

Payment of this price shall take place in the manner indicated below.

PAYMENT OF THE PRICE

The BUYER has paid the price stated above in cash as shown by the accounting of the Notary Office named at the beginning of this deed.

Thus, the SELLER acknowledges it and grants him discharge without reservation.

DISCHARGE THEREOF

WAIVER OF PRIVILEGE AND RESCISSORY ACTION

As the result of the above payment having been made, the SELLER waives all rights of SELLER privilege and rescissory action, even regarding the charges that may result from the present contract, and this for whatever reason there may be.

REAL ESTATE PUBLICATION

The deed shall be subject to the formality of real estate publication in 2nd Mortgages Office of AVIGNON.

DECLARATIONS ON THE REAL ESTATE CAPITAL GAINS

– The company named EUROSILICONE SAS

The present transfer does not fall in the area of application of the stipulations of the General Tax Code relating to the real estate capital gains of private persons, the representative of the selling company declaring under his responsibility:

– That this has its company headquarters at the address indicated at the beginning of this deed;

– That it is subject to the tax on companies;

– That it files its tax returns with the APT Tax Service, Public Finances Center, 29 place Carnot, P.O. Box 169, 84405 Apt cedex, where it is identified under the number 34753529600029.

The real estate became part of the assets of the SELLER , to wit:

PURCHASE according to deed received by Maître André PAGES, Notary in APT (VAUCLUSE) on 5 January 2010 of which a true copy was published in the second Mortgages Office of AVIGNON on 5 February 2010, Volume 2010P No. 652.

An amendment declaration prepared by Me [Maître] Ludovic GOSSEIN, Notary in APT, on 3 March 2010 is in the process of publication in the second Mortgages Office of AVIGNON.

FISCAL DECLARATIONS

Transfer Tax

For collection of the fees, the parties declare that the present sale concerns the transfer of a real property concluded more than five years ago between two persons subject to the added value tax, but the SELLER does not intend to choose the optional added value tax system.

Consequently, in accordance with Article 1594F quinquiès H of the General Tax Code, the BUYER declares it is a Leasing company which immediately grants use of the property to the SELLER through a lease contract with a term greater than twelve years, the publication of which is simultaneously required.

The assessment of the fees is based on:

– The price of the present sale, i.e. THREE HUNDRED SEVENTY-FIVE THOUSAND EUROS (375,000.00 EUR),

FEES

			Amount to Pay
375,000.00	× 0.60%	=	2,250.00
375,000.00	× 0.10%	=	375.00
2,250.00	× 2.50%	=	56.00

		TOTAL	2,681.00

END OF THE STANDARD PART

EXPANDED PART

PREAMBLE

ABSENCE OF RIGHT OF RETRACTION

The BUYER declares

– that he is indeed a “non-professional buyer” in the sense of Article L.271-1 of the Building and Dwelling Code,

– but that the PROPERTY is not intended by him as a dwelling,

– and that, consequently, the stipulations protecting real estate buyers provided by the aforementioned Article L.271-1were not applicable to the promise of sale that would have preceded this deed and are not applicable to the sale.

TERMS AND DECLARATIONS

GENERAL TERMS OF THE SALE

The general terms of the sale are the following:

Condition – Joint Ownership – Designation – Capacity

By reason, however, of the characteristics of the real estate lease contract which will be concluded this day between the SELLER and the BUYER and the complete transfer of the risks of the PROPERTY to the SELLER, having become the LESSEE, the obligations of the BUYER shall be transferred to the LESSEE, who in this capacity shall be liable toward the BUYER in particular for:

– the condition of the property,

– apparent or hidden defects or faults,

– errors or omission in the designation or in the substance of the PROPERTY, even of capacity exceeding one-twentieth more or less,

– and of the encumbrances that may burden the PROPERTY, whether they are apparent, hidden, continuous or discontinuous, active or passive.

On the absence of restriction on its right to use:

– That there does not exist to this day any action for rescission, cancellation, requisition, or expropriation nor of lawsuit in progress that can affect the right of use.

– That he [i.e. the seller] has not conferred on anyone other than the BUYER any right whatsoever resulting from a preliminary contract, letter of commitment, preferential or preemptive right, temporary non-transferability clause, and that generally speaking there does not exist any impediment to this sale.

On the absence of billboarding contract:

– That he has not created nor let be bought a billboarding contract, and that there does not exist any such due to the preceding owner or owners.

SPECIAL CONDITIONS – REAL ESTATE LEASE

Since the PROPERTY presently purchased has been leased this day to the SELLER, it is expressly agreed that the stipulations of the lease contract shall have precedence over those stipulated in this deed, with the BUYER not intending to ensure any responsibility as to the condition of the PROPERTY, particularly in regard to the regulations relating to bringing the PROPERTY up to code, to the regulations relating to asbestos and the environment, or to the existence of possible encumbrances.

The SELLER, [as] lessee, declares he wishes to make any consequence in this matter his personal business.

TRANSFER OF THE RISKS

The SELLER recognizes that the property presently sold corresponds exactly to the real estate which it has asked the company NATIOCREDIBAIL to purchase in order to lease it back within the framework of a real estate lease.

By reason of the characteristics of the lease contract which is made this day between the LESSEE and the BUYER and the complete transfer of the risks of the PROPERTY to the LESSEE, the obligations of the BUYER undertaken in the present deed shall be passed over to the LESSEE, and the latter expressly accepts it through his representative.

STIPULATIONS RELATING TO CITY PLANNING

Statement of the documents obtained

- City planning information note

A city planning information note, of which the original shall be attached hereto, delivered by Mr. Gerard ARDILOE, Government Certified Licensed Surveyor in APT (84400) on 12 February 2010 under number 20100043-3, says:

“INFORMATION RELATING TO THE ZONING

(P.O.S.) [Land Use Plan] (P.L.U) [Local City Planning Plan] – Zone UE Uei1 UE 14 revised 29 December 2000 and modified on 18 January 2005

* Zone UE: zones of activities existing in the commune. It is situated to the west, near RN 100. Organized and equipped zone where industrial construction predominates and its occupation should be made more dense.

* Subsector Uei1: affected by the risk of overflowing of the Calavon.

Only the following can be authorized: buildings for use: as housing.

Subsector Uei4: affected by the risk of overflowing of the Calavon.

Only the following can be authorized: buildings for use: as housing.

RIGHT OF FIRST REFUSAL – BENEFICIARY

In Zone UE, the land is subject to the city right of first refusal (DPU)

In Zone Uei1, the land is subject to the city right of first refusal (DPU)

In Zone Uei4, the land is subject to the city right of first refusal (DPU)

to the benefit of the commune of APT.

PUBLIC UTILITY EASEMENTS

* None

COMMENTS CONCERNING THE LAND:

* Parcel situated within the five-hundred-year flood boundary (Q500)

COMMENTS CONCERNING THE COMMUNE:

* Commune adjacent to the Luberon Regional Nature Park

* Commune affected by the P.I.G. [General Interest Program]

* Commune classed in zone 1/b (low seismicity)”

In addition, it does not follow from the city planning stipulations applicable to zone UE that the right to identical reconstruction of a building built in accordance with a building permit issued by the commune is limited or restricted at this date.

The parties:

– obligate themselves expressly to take personal responsibility for the execution of the terms and prescriptions and for respecting the public easements and other administrative limitations on the right of ownership which are mentioned in this document in a purely informative nature and of which they declare they have become aware;

– recognizing that the undersigned notary has furnished them all the supplemental clarifications on the scope, the extent, and the effects of the said terms, prescriptions, and administrations;

- declare that they have never made the obtaining of a preoperational zoning certificate and the possibility of executing works needing the prior obtaining of a building permit a condition of this deed.

STIPULATIONS RELATING TO RIGHT OF FIRST REFUSAL

CITY RIGHT OF FIRST REFUSAL

Since the PROPERTY is situated in the area of territorial application of the city right of first refusal, the declaration of intent to transfer prescribed by Article L213-2 of the City Planning Code was conveyed to the beneficiary of the right of first refusal on 3 February 2010.

By mention dated 11 March 2010 entered in the margin of a copy of the signed declaration of intent to transfer, the owner of the right of first refusal made known its decision not to exercise it.

The aforementioned copy of the said declaration of intent to transfer is attached to the present deed.

TECHNICAL AND ENVIRONMENTAL EVALUATIONS

TECHNICAL EVALUATION FILE

For the parties’ information, a table has been laid out below of the technical evaluation file for the implementation of the various guarantee systems according to the type of property in question, according to its destination or its nature, constructed or not constructed. It is to be noted that none of these documents has to appear in the technical evaluation file except to the extent that the regulations specific to this document require.

Subject	Property concerned	Item to be inspected	Validity

Lead	Residential building (building permit prior to 1 January 1949)	Paint	Unlimited or one year if report positive

Asbestos	Building (building permit prior to 1 July 1997)	Vertical interior walls, coatings, floors, false ceilings, pipes	Unlimited

Termites	Building located in a zone demarcated by the prefect	Building constructed or not	6 months

Gas	Residential building with an installation older than 15 years	Condition of the fixed devices and the piping	3 years

Electricity	Residential building with an installation older than 15 years	Interior installation: from the control device to the power supply terminals	3 years

Sanitation	Residential building not connected to the community sewer system	Inspection in force on 1 January 2013

Risks	Building located in a zone covered by a risk prevention plan	Building constructed or not	6 months

Energy performance	Building equipped with a heating installation	Consumption and emission of greenhouse gases	10 years

HYGIENE AND SAFETY

The BUYER recognizes being informed of the obligation incumbent on him to obey the regulations relating to hygiene, health, and the orders of the safety commission; he declares that he wishes to make this his personal business without recourse against the SELLER. The latter declares for his part that he is not under any particular injunctions.

SANITATION

The SELLER declares that the property sold is connected to the commune’s sanitation system, as certified by a letter delivered on 5 February 2010 by SOGEDO [Water Management and Distribution Company], the original of which is appended hereto and attached after mention and which specifies in addition that which follows in a literal extract:

“This notice does not make prior judgement on the compliance of the connection to the collective sanitation network and of the private installations vis-à-vis the Service Regulation. In addition, proper functioning of the branch-pipe is not guaranteed in case of abnormal use of the domestic waste water drainage facilities.”

REGULATIONS ON ASBESTOS

Article L 1334-13 paragraph 1 of the Public Health Code orders the SELLER to draw up a report stating the presence or absence of construction materials or products containing asbestos.

This report is required for all buildings whose building permit was issued before 1 July 1997.

The SELLER declares that the property in question was the object of a building permit issued prior to 1 July 1997.

Consequently, the aforementioned stipulations apply to this deed.

The drafter of this deed reminds the parties that the technical report must, in order to be receivable, have been prepared by a technical inspector certified according to the articles R 111-29 and following of the Building and Dwelling Code or a building technician who has purchased professional insurance for this type of mission.

A report has been prepared by the Apt Agency for Building Evaluations, 9 parc Florian, 84400 APT, on 3 March 2010, accompanied by the certification of competence, which is appended hereto and attached after mention.

This report does not reveal the presence of asbestos.

REGULATION ON LEAD POISONING

Since the PROPERTY which is the subject of this deed was built after 1 January 1949, so declared by its owner, it does not come under the area of application of the stipulations of Article L 1334-5 of the Public Health Code and the following articles.

TERMITES

The SELLER declares:

– that to his knowledge the PROPERTY which is the subject of this deed is not infested with termites;

– that he has not received from the mayor any order to search for termites or to proceed to preventive or eradication work;

– that the said PROPERTY is not located in an area contaminated by termites.

CLIMATE PLAN – EVALUATION OF ENERGY PERFORMANCE

An evaluation of energy performance has been drawn up, by way of information, in accordance with the stipulations of Articles L 134-1 and following of the Building and Dwelling Code by the Apt Agency for Building Evaluations, 9 parc Florian, 84400 APT, on 2 February 2010 and is appended hereto and attached after mention.

It is noted that the BUYER cannot use information contained in this evaluation against the SELLER.

REPORT OF THE NATURAL AND TECHNOLOGICAL RISKS, GENERAL REGULATIONS

The stipulations of Article L 125-5 of the Environment Code are quoted literally below:

“ I. – The purchasers or renters of real property located in zones covered by a plan for prevention of technological risks or by a plan for prevention of foreseeable natural risks, prescribed or approved, or in zones of seismicity defined by decree in Council of State, shall be informed by the seller or lessor of the existence of the risks indicated by this plan or this decree. To this end, a report of the natural and technological risks shall be prepared based on the information made available by the prefect. In case the property is placed on sale, the report shall be produced under the conditions and according to the terms provided in Articles L. 271-4 and L. 271-5 of the Building and Dwelling Code.

II. – In case the property is rented, the report of natural and technological risks shall be furnished to the new renter under the conditions and according to the terms provided in Article 3-1 of Law No. 89-462 of 6 July 1989 designed to improve the tenancy relations and including modification of Law No. 86-1290 of 23 December 1986.

III. – The prefect shall decree the list of the communes in which the stipulations of I and II are applicable, as well as, for each commune concerned, the list of the risks and the documents to be taken into account.

IV. – When a constructed property has suffered damage which has given rise to the payment of a compensation in application of Article L. 125-2 or Article L. 128-2 of the Insurance Code, the seller or the lessor of the building is required to inform in writing the buyer or the renter of any damage that occurred during the period when he was owner of the building or of which he was himself informed in application of the present stipulations. In case of sale of the building, this information shall be mentioned in the notarial deed formalizing the completion of the sale.

V. – In the event of failure to respect the stipulations of the present article, the buyer or the renter may pursue cancellation of the contract or ask the judge for a reduction of price.”

PLAN FOR PREVENTION OF FORESEEABLE NATURAL RISKS

A plan for prevention of foreseeable natural risks has been approved.

In compliance with the stipulations of Article L 271-4 of the Building and Dwelling Code, a report of the risks furnished by the owner on 2 February 2010 and based on the information made available by the Prefect is appended hereto and attached after mention.

The owner, in compliance with the stipulations of Article L 125-5 of the Environment Code, declares that the property has not suffered any damage giving rise to the payment of a compensation.

PLAN FOR PREVENTION OF TECHNOLOGICAL RISKS

At this date there does not exist any plan for prevention of technological risks applicable to this deed as results from the aforementioned report of risks.

SEISMIC ZONE

It is specified here that the property which is the subject of this deed is located in a 1/B seismic zone and that for new construction, enlargements, increasing of height, or alterations it is necessary to respect the rules decreed by Articles L 111-26 and R 111-38 of the Building and Dwelling Code, especially with regard to the technical inspection.

PLAN FOR PREVENTIONS OF FLOOD RISKS

The parties recognize that they have been informed, both by the drafter of this deed and by knowledge gained on their won, of the rules of city planning and prevention of the foreseeable natural risks of floods applicable in this instance.

These risks relating to Coulon/Calavon floods are defined by a decree made by the department prefecture, communicated to the Mayor’s Offices of the communes for which it is intended.

Consequently, the decisions made or to be made by the Mayor’s Offices of the communes concerned within the framework of this decree lead or will lead either to restricting or to annulling the construction rights attached to the property concerned.

The beneficiary of this deed takes note of this information, declaring that he will make it his personal business, without recourse against anyone, to personally inform himself before this date at the appropriate services.

PROTECTION OF THE ENVIRONMENT AND INSTALLATIONS CLASSIFIED FOR

PROTECTION OF THE ENVIRONMENT (ICPE)

The Notary informs the parties of the stipulations of Article L 514-20 of the Environment Code quoted below:

“When an installation subject to authorization, or to registration, has been used on a plot of land, the seller of this plot of land is required to inform the buyer about that in writing; he shall likewise inform him, to the extent that he knows about them, of the dangers or important problems that result from the use.

If the seller is the user of the installation, he shall likewise inform the buyer in writing if his activity has entailed the handling or storage of chemical or radioactive substances. The deed of sale shall attest to the accomplishment of this formality.

Lacking that, the buyer has the choice of pursuing the cancellation of the sale or of being refunded a portion of the price; he can also demand rehabilitation of the site at the seller’s expense, when the cost of this rehabilitation does not seem disproportionate in relation to the sale price.”

In addition, the undersigned Notary reminds [the parties] that it is likewise appropriate to take an interest in the issue of the treatment of the dirt that will be excavated. It then becomes movable property and, if it is polluted, will be subject to the regulations on wastes. As such, it will have to be deposited in a category 1, 2, or 3 dump depending on its degree of pollution (Law No. 75-633 of 15 July 1975 and Law No. 92-646 of 13 July 1992 concerning the elimination of wastes).

The SELLER declares:

– he uses an installation subject to authorization in the places that are the subject of this deed;

– That the property is used according to the stipulations of the aforementioned administrative authorization;

– That after the start of use of the installation no notable change occurred in the conditions of use;

– That neither himself nor any previous owner, nor any tenant or occupant of the property that is the subject of this deed, has not, as far as he knows, handled or stored, either on the surface or underground, any toxic wastes or substances:

– That neither himself nor any tenant or occupant of the property has ever, as far as he knows, transported toxic wastes in a place or toward a destination which could make him responsible or which could entail costs for clean-up or rehabilitation of sites, threats to the environment, or injury to persons;

– That there do not exist, to his knowledge, any wastes on the ground considered as abandoned in the sense of Article L.541-3 of the Environment Code;

– That the PROPERTY SOLD IS not affected by any pollution that may result from the current use of the latter;

– That there does not exist on the PROPERTY SOLD any electrical transformer containing pyralene or PCB/PCT (to wit, polychlorinated biphenyls, monomethyl-tetrachloro-diphenyl methane, monomethyl-dichloro-diphenyl methane, monomethyl-dibromo-diphenyl methane, or polychlorinated terphenyls);

– That there has not happened, by his own volition or that of his assigns or neighbors, in the PROPERTY SOLD, any incident presenting a danger for public safety, [or] the quality, conservation, or circulation of waters, according to the stipulations of Article L.211-5 of the Environment Code, and that he has not received any order from the Prefect in this regard:

– That no product, material, substance, preparation, packaging, or waste has been stored in violation of a regulation applicable to the PROPERTY SOLD or been dumped into a surface or underground waterway or into a well, pool, spring, lake, [or] pond located near the property, nor into the waste water drainage system, and not into the sewers connected to the PROPERTY;

– That the installation is not and never has been the subject of an investigation, injunction, complaint, or sanction in this regard. He does not know of any fact or any circumstance liable to constitute the grounds for a complaint of this nature.” [sic; no opening quotation mark]

This installation was the subject of an authorization by the Assistant Prefect of APT according to Decree No. 43 of 25 May 2007 authorizing the company EUROSILICONE to operate an implantable prostheses production unit in the commune of APT, a copy of which is attached to this deed after mention.

MORTGAGE SITUATION – ESTABLISHMENT OF OWNERSHIP

MORTGAGE SITUATION

Informal summary information delivered 18 February 2010 and certified on 12 February 2010 does not reveal any registration.

The SELLER declares that the mortgage situation resulting from the aforementioned information is identical on today’s date and is not susceptible to any change.

ORIGIN OF OWNERSHIP

The said PROPERTY was acquired as a result of the following facts and deeds:

1/ Real estate lease of 17 May 2000

Under the terms of a real estate lease deed, received by Maître André PAGES, Notary in APT (84400), on 17 May 2000,

The Commune of APT, a territorial authority, a legal person under public law, located in the Department of Vaucluse, having its headquarters in the APT City Hall, identified in SIREN under the number 218400034, rented under the terms provided by the stipulations of Law No. 66-455 of 2 July 1966 and Ordinance No. 67-837 of 28 September 1967, and of the following laws, on LEASE,

To the company formerly called “LABORATOIRE EUROSILICONE” and presently called “EUROSILICONE SAS”, aforementioned, the said property which is the subject of this deed.

The said deed was granted for a duration of one hundred fourteen (114) months.

In the said deed, in particular a promise by the lessor was stipulated to sell the real estate property and rights that were the subject thereof to the lessee at the end of the lease.

2/ Exercise of real estate lease option

The said property, the subject of this deed, belongs to the company named EUROSILICONE SAS, seller in this deed, due to having been purchased from the Commune of APT, aforementioned, as a result of exercising the option provided in the real estate lease deed of 17 May 2000, according to the deed received by Maître André PAGES, Notary in APT, on 5 January 2010.

This purchase took place through payment of the principal price of ONE SYMBOLIC EURO.

A true copy was published in the second Mortgages Office of AVIGNON on 5 February 2010, volume 2010P No. 652.

ORIGIN OF PREVIOUS OWNERSHIP

– In right of the Commune of APT

1/ The land:

Due to having purchased it with a larger body from Mr. Ulysse Henri JACQUET, born in GARGAS (84) on 12 June 1921 according to deed received by Maître André PAGES, Notary in APT (84400), on 30 December 1988.

This purchase with a larger body took place through payment of the principal price of ONE MILLION FRANCS (1,000,000.00 Frs.)

A true copy of the said deed was published in the second Mortgages Office of AVIGNON on 6 March 1989, volume 3584, number 3.

2/ The structures:

Due to having had them built by virtue of a building permit issued by the City Hall of APT on 18 October 1990 under number PC 084 003 90 A 0123, followed by a certificate of compliance dated 21 February 2000.

Of which items a copy is attached hereto after mention.

– In right of Mr. JACQUET Ulysse:

The said property belonged to Mr. Ulysse JACQUET, aforementioned, due to having received it in the estate of Mrs. VINCENT Marie Jeanne, born in GARGAS on 24 June 1890, widow of Mr. JACQUET Victor Joseph, [she being] deceased in GARGAS (84) on 18 March 1969, leaving as her successor her only son, Mr. JACQUET Ulysse, for the entirety of the estate.

Affidavit of Maître FREGIERE, Notary in CAVAILLON (84), of 25 October 1965.

Notarized declaration of Maître FREGIERE, Notary in CAVAILLON (84), of 25 October 1965, published in AVIGNON on 22 November 1965, volume 2938 No. 41.

MISCELLANEOUS STIPULATIONS – CLOSING

NEGOTIATION

The parties declare that the present agreements have been negotiated directly between themselves, without the assistance or participation of an intermediary.

If this affirmation were revealed to be erroneous, any fees of this intermediary would be at the expense of the author of the incorrect declaration.

TITLES – CORRESPONDENCE AND RETURN OF DOCUMENTS

No old title of ownership shall be sent between the parties, each shall be able to have delivered to him, at his cost, those which he may need and shall be subrogated in all the rights of the other party in this regard.

Following this deed, the correspondence and the return of the documents to the BUYER shall be made to the address indicated at the beginning of this deed, constituting his domicile under the law.

The correspondence to the SELLER shall be made to the address indicated at the beginning of this deed constituting his domicile under the law.

POWERS

For accomplishment of the formalities of publication, acting in a common interest the parties shall give all the powers necessary to any authorized and sworn clerk of the Professional Partnership named at the beginning of this deed, for the purpose of having all the supplemental or amended deeds prepared and signed in order to put the present deed in agreement with the mortgage, land registry, or civil status documents.

AFFIRMATION OF SINCERITY

The parties affirm, under the penalties decreed by Article 1837 of the General Tax Code, that the present deed expresses the entirety of the agreed price; they recognized having been informed by the undersigned Notary of the penalties incurred in case this affirmation is not correct.

The undersigned Notary affirms that to his knowledge the present deed is not modified nor contradicted by any other letter containing an increase in price.

LEGAL MENTION OF INFORMATION

In accordance with Article 32 of Law No. 78-17 “Information Technology and Freedoms” of 6 January 1978 amended, the notary office has computer processing for accomplishment of the notarial activities, in particular formalities of documents. To this end, the office is led to record data concerning the parties and to transmit it to certain administrations, in particular to the land registry for purposes of real estate publication of the deeds of sale and for real estate, accounting, and fiscal purposes. Each party may exercise his rights of access and correction of the data concerning him at the notarial office: Office of Maîtres Ludovic GOSSEIN and Clémentine PAGES, Notary Partners in APT, Vaucluse, 471 avenue Philippe de Girard. Telephone: 04.90.74.10.44

Fax: 04.90.74.10.88. Email: pages.gossein@notaires.fr. Only for deeds relating to real estate transfers, certain data on the property and its price will be entered into a real estate data base for statistical purposes, unless there is opposition by a party at the office.

CERTIFICATION OF IDENTITY

The undersigned Notary certifies that the complete identity of the parties, legal persons, named in the present deed, as is indicated after their name, has been regularly proven to him by sight of an extract of their registration in the Register of Commerce and Companies and the identification certificate issued by the INSEE [National Institute of Statistics and Economic Studies].

DEED WHEREOF on sixteen pages

Including	Initials
– approved marginal annotation: ZERO [handwritten]
– bar drawn in the blanks: ZERO
– blank struck through: ZERO	[various initials]
– entire line crossed out: ZERO
– null number crossed out: ZERO
– null word: ZERO

Done and executed at the place, day, month, and year indicated hereinabove.

After reading was done, the parties signed the present deed with the undersigned Notary.

SELLER	/s/ Patrick Gaude /s/ Arnaud Daniel

BUYER	/s/ Martine Mulot

2nd NOTARY	/s/ Signature Illegible

NOTARY	/s/ Signature Illegible